Exhibit 10.4

Execution Version

Confidential

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
Triple asterisks denote omissions.

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is effective as of September 17, 2014 (the “Effective Date”) by and between Spectrum Pharmaceuticals Cayman, L.P., an Exempted Limited Partnership organized under the laws of the Cayman Islands (“Spectrum”) and CASI Pharmaceuticals, Inc., a Delaware corporation (“Licensee”). Licensee and Spectrum are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

A.           Spectrum owns and/or controls rights in and to a product containing Ibritumomab Tiuxetan in a Kit (as defined below) and Yttrium-90 (Y-90) Chloride sterile solution (the “Product”).

B.           Licensee desires to obtain a license to develop and commercialize the Product for use in the Field in the Licensee Territory (each capitalized term as defined below), and Spectrum desires to grant Licensee such a license.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Spectrum hereby agree as follows:

Article 1
DEFINITIONS

The following capitalized terms shall have the meanings given in this Article 1 when used in this Agreement:

1.1           “AAA” has the meaning set forth in Section 10.2.

1.2           “AAA Rules” has the meaning set forth in Section 10.2.

1.3           “Additional Products” has the meaning set forth in Section 3.4.1.

1.4           “Affiliate” shall mean with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists. For purposes of this Section 1.4 only, “control” shall mean (i) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.5           “Agreement” has the meaning set forth in the Preamble including any schedules, exhibits, annexures, attached hereto or any amendments and modifications.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Commission.

1.6           “Agreement Year” shall mean a twelve (12) month period from the Effective Date and each anniversary thereof.

1.7           “Applicable Laws” shall mean, with respect to a Party’s activities under this Agreement, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental or regulatory authority within the applicable jurisdiction applicable to such Party’s activities.

1.8           “Auditing Party” has the meaning set forth in Section 5.5.

1.9           “Bayer” shall mean Bayer Pharma AG.

1.10         “Biogen Idec” shall mean Biogen Idec Inc.

1.11         “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in the United States, the People’s Republic of China or Hong Kong are authorized or required by law to remain closed.

1.12         “Chairperson” has the meaning set forth in Section 2.1.3.

1.13         “Change of Control” means, with respect to either Party, (i) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (ii) a merger, consolidation, share exchange or other similar transaction involving such Party and any Third Party which results in the holders of the outstanding voting securities of such Party immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction, or (iii) the acquisition by a person or entity, or group of persons or entities acting in concert, of more than fifty percent (50%) of the outstanding voting equity securities of such Party; in all cases of clauses (i)-(iii), where such transaction is to be entered into with any person or group of persons other than the other Party or its Affiliates.

1.14         “Commercialization” shall mean, with respect to the Product, any and all processes and activities conducted to establish and maintain sales for the Product (including with respect to reimbursement and patient access), including offering for sale, detailing, selling (including launch), marketing (including education and advertising activities), promoting, storing, transporting, distributing, and importing the Product, but shall exclude Development of the Product. For clarity, Commercialization shall include the manufacture of the Product in support of the foregoing processes and activities, including, to the extent applicable, packaging, labeling and other finishing activities, quality control and assurance testing, in each case, with respect to such product. “Commercialize” and “Commercializing” shall have their correlative meanings.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -2-

1.15         “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, the efforts and resources normally applied by the Party to other pharmaceutical products of similar commercial potential and is at a similar stage in its development or product life but no less than those reasonable, diligent, good faith efforts consistent with those normally applied in the pharmaceutical industry for products of similar commercial potential. With respect to Licensee’s efforts in connection with the Development, or Commercialization of the Product hereunder, commercially reasonable efforts shall mean efforts reasonably used by Licensee or its Affiliates (giving due consideration to relevant industry standards) for Licensee’s own products (including internally developed, acquired and in-licensed products) with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product), taking into consideration their safety, tolerability and efficacy, and the radioimmunotherapy nature of the Product, the profitability on a GAAP basis consistent with Licensee’s publicly reported financial statements, the competitive landscape, extent of market exclusivity, patent protection, cost to develop the product, promotable claims, health economic claims, the approved indications and the regulatory and reimbursement structure involved.

1.16         “Common Stock” has the meaning set forth in Section 5.1.

1.17         “Confidential Information” has the meaning set forth in Section 7.1.

1.18         “Control” shall mean, with respect to any Intellectual Property right, possession by a party (including its Affiliates) of the right (whether by ownership, license or otherwise) to grant to another party a license or a sublicense under such Intellectual Property right without violating the terms of any agreement or other arrangement with any third party. “Controlled” and “Controlling” shall have their correlative meanings. Notwithstanding anything to the contrary in this Agreement, in the event that a Third Party acquires (including by merger or consolidation) a Party or an Affiliate of a Party, or a Party or an Affiliate of a Party transfers to a Third Party all or substantially all of its assets to which this Agreement relates (such Third Party and its Affiliates immediately prior to such acquisition or transfer (the “Subject Transaction”), collectively, the “Acquiring Entities”), the following shall not be deemed to be Controlled by such Party or its Affiliates for purposes of this Agreement: (i) any subject matter owned or controlled by any Acquiring Entity immediately prior to the effective date of such Subject Transaction, and (ii) any subject matter developed or acquired by or on behalf of any Acquiring Entity after a Subject Transaction independently, without accessing or practicing subject matter within the Licensed Technology or any other technology or information made available to such Party under this Agreement.

1.19         “Development” shall mean, with respect to the Product, any and all processes and activities conducted to obtain and maintain Regulatory Approval for the Product, including preclinical testing, test method development and stability testing, toxicology, formulation, process development, quality assurance/control development, statistical analysis, clinical studies (including trials for additional indications for the Product for which a Regulatory Approval has been obtained), quality of life assessments, pharmacoeconomics, post-marketing studies, label expansion studies, regulatory affairs, and further activities relating to the clinical development or preparation of such product for filing MAAs with Regulatory Authorities and Commercialization. “Develop” and “Developing” shall have their correlative meanings.

1.20         “Dispute” has the meaning set forth in Section 10.1.

1.21         “Effective Date” has the meaning set forth in the Preamble.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -3-

1.22        “Enforcing Party” has the meaning set forth in Section 6.5.5.

1.23        “Field” shall mean the use of the Product for the diagnosis, prevention and therapy of all diseases, conditions and disorders in humans.

1.24        “First Commercial Launch” shall mean the first shipment of the Product in commercial quantities for commercial sale to a Third Party in Licensee Territory after receipt of all applicable Regulatory Approvals therefor from the applicable Regulatory Authority in Licensee Territory.

1.25        “Foreign Marketing Approval” has the meaning set forth in Section 4.1.6.

1.26        “Imported Product Regulatory Approval” has the meaning set forth in Section 4.1.6.

1.27        “Indemnify” has the meaning set forth in Section 8.5.1.

1.28        “Initial Transfer” has the meaning set forth in Section 4.2.3.

1.29        “Intellectual Property” shall mean intellectual property rights of every kind and nature throughout the world, however denominated, including all rights and interests pertaining to or deriving from:

(a)          Patent and Know-How;

(b)          trademarks, trade names, service marks, service names, brands, trade dress and logos, domain names, and the goodwill and activities associated therewith;

(c)          copyrights, works of authorship, rights of privacy and publicity, moral rights, and similar proprietary rights of any kind or nature, in all media now known or hereafter created; and

(d)          any and all registrations, applications, recordings, licenses, statutory rights, common-law rights and rights relating to any of the foregoing.

1.30        “International Accounting Standards” shall mean the International Financial Reporting Standards or U.S. Generally Accepted Accounting Principles.

1.31        “Invention” has the meaning set forth in Section 6.1.2.

1.32        “Investment Agreement” has the meaning set forth in Section 5.1.

1.33        “JPC” has the meaning set forth in Section 2.1.1.

1.34        “Joint Patents” has the meaning set forth in Section 6.1.1(c).

1.35        “Joint Inventions” has the meaning set forth in Section 6.1.1(c).

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -4-

1.36         “Kit” shall mean the product kit described in Exhibit 1.36.

1.37         “Know-How” shall mean inventions, business, marketing, technical and manufacturing information, know-how and materials, including technology, software, instrumentation, specifications, devices, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable.

1.38         “Licensee” has the meaning set forth in the Preamble.

1.39         “Licensee Indemnitees” has the meaning set forth in Section 8.5.1.

1.40         “Licensee Inventions” has the meaning set forth in Section 6.1.1(b).

1.41         “Licensee Know-How” shall mean any and all Know-How Controlled by Licensee or its Affiliates during the Term that is reasonably necessary or useful for the Development or Commercialization of the Product for use in the Field. Licensee Know-How shall also include Licensee Inventions.

1.42         “Licensee Territory” shall mean People’s Republic of China including, Hong Kong, Macau and Taiwan; provided however, that Hong Kong shall not be part of the Licensee Territory until such time that is the earlier of (a) the completion of the transfer of the MA (as defined in the MA Transfer and Interim Holding Agreement) pursuant to the MA Transfer and Interim Holding Agreement, dated March 25, 2014, by and between Spectrum and Global Medical Solutions Hong Kong Ltd., or (b) one (1) year from the execution of this Agreement.

1.43         “Licensee Trademarks” has the meaning set forth in Section 4.3.4(a).

1.44         “Losses” has the meaning set forth in Section 8.5.1.

1.45         “MAA” shall mean a new drug application or similar application or submission filed with or submitted to any Regulatory Authority to obtain permission to commence marketing and sales of the Product in any particular jurisdiction.

1.46         “Made” has the meaning set forth in Section 6.1.2.

1.47         “Manufacturing Cost” shall mean Spectrum’s, or Non-Spectrum Foreign Regulatory Approval Holder’s, bona fide and actual manufacturing cost or bona fide invoiced cost from a Third Party manufacturer.

1.48         “Material Impact” shall mean a material adverse effect on the regulatory status or commercial sales of the Product.

1.49         “Material Impact Matters” has the meaning set forth in Section 2.3.

1.50         “Net Sales” has the meaning set forth in the Upstream Stream Licenses.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -5-

1.51         “Non-Spectrum Foreign Marketing Approval Holder” has the meaning set forth in Section 4.1.6.

1.52         “Party” or “Parties” has the meaning set forth in the Preamble.

1.53         “Patent” shall mean any of the following, whether existing now or in the future anywhere in the world: (i) any issued patent, including inventor's certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions; and (ii) any pending application for any of the foregoing, including any continuation, divisional, substitution, continuations-in-part, provisional and converted provisional applications.

1.54         “Payment Period” has the meaning set forth in Section 5.2.2.

1.55         “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.56         “Prior CDA” has the meaning set forth in Section 7.3.

1.57         “Product” has the meaning set forth in the Preamble.

1.58         “Prosecution and Maintenance” shall mean, with respect to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for Patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.

1.59         “Regulatory Approval” shall mean, with respect to the Product in a particular jurisdiction, approval or other permission by the applicable Regulatory Authorities sufficient to initiate manufacturing, importing, marketing and sales of such product, including pricing and reimbursement approvals.

1.60         “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the Development, Commercialization or other use or exploitation (including the granting of Regulatory Approvals) of the Product in any jurisdiction, including the FDA.

1.61         “Regulatory Filing” shall mean any filing, application, or submission with any Regulatory Authority, including MAAs and authorization, approvals or clearances arising from the foregoing, including Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case with respect to the Product.

1.62         “Senior Executives” has the meaning set forth in Section 2.3.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -6-

1.63         “Spectrum” has the meaning set forth in the Preamble.

1.64         “Spectrum Copyrights” shall mean all works of authorship (including advertising, marketing and promotional materials, artwork, labeling, and other works of authorship), and all copyrights, moral rights and other rights and interests thereto throughout the Licensee Territory, whether or not registered, that are (i) Controlled by Spectrum or its Affiliates, and (ii) are delivered to Licensee by Spectrum for use in connection with the Product.

1.65         “Spectrum Indemnitees” has the meaning set forth in Section 8.5.2.

1.66         “Spectrum Inventions” has the meaning set forth in Section 6.1.1(a).

1.67         “Spectrum Know-How” shall mean any and all Know-How Controlled by Spectrum or its Affiliates during the Term that is reasonably necessary or useful for the Development or Commercialization of the Product for use in the Field. Spectrum Know-How shall also include Spectrum Inventions.

1.68         “Spectrum Patents” shall mean any and all Patents Controlled by Spectrum or its Affiliates during the Term claiming (i) the composition of or formulation for, (ii) any method, composition or apparatus for the manufacture of, or (iii) any method of using in the Field, in each case of clause (i), (ii), and (iii), the Product. Spectrum Patents shall also include Patents that claim Spectrum Inventions. A list of Spectrum Patents is appended hereto as Exhibit 1.68 and will be updated periodically to reflect changes thereto during the Term.

1.69         “Spectrum Product Marks” has the meaning set forth in Section 4.3.4(c).

1.70         “Spectrum Technology” shall mean the Spectrum Know-How, Spectrum Patents and Spectrum Copyrights.

1.71         “Spectrum Trademarks” shall mean the trademarks and service marks, the goodwill associated therewith, and all registrations and applications relating thereto, that are (i) Controlled by Spectrum or its Affiliates, during the Term, and (ii) used by Spectrum in connection with the Product. A list of Spectrum Trademarks is appended hereto as Exhibit 1.71 and will be updated periodically to reflect changes thereto during the Term.

1.72         “Spectrum Territory” shall mean all countries and territories throughout the world other than the Licensee Territory.

1.73         “Supply Agreement” has the meaning set forth in Section 4.5.2.

1.74         “Term” has the meaning set forth in Section 9.1.

1.75         “Territory” shall mean all of the countries and territories in the world. A Party’s respective “Territory” shall mean, in the case of Spectrum, the Spectrum Territory, and in the case of Licensee, the Licensee Territory.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -7-

1.76       “Third Party” shall mean any Person other than Licensee, Spectrum or their respective Affiliates.

1.77       “Third-Party Claim” has the meaning set forth in Section 8.5.1.

1.78       “Upstream Licenses” shall mean (i) that certain License and Asset Purchase Agreement, dated January 23, 2012 by and between Spectrum and Bayer, (ii) that certain Amended and Restated License Agreement between Biogen Idec (f/k/a IDEC Pharmaceuticals Corporation) and Bayer (f/k/a Schering Aktiengesellschaft) dated as of January 16, 2012, and (iii) Trademark License Agreement between Biogen Idec and Spectrum.

1.79       “Upstream Payments” has the meaning set forth in Section 5.2.1.

1.80       “Wind-Down Period” has the meaning set forth in Section 9.8.2.

Article 2
GOVERNANCE

2.1         Joint Product Committee.

2.1.1           Establishment. Promptly after the Effective Date, Licensee and Spectrum shall establish a joint product committee (the “JPC”) to oversee, review and coordinate the activities of Licensee under this Agreement, including the Development and Commercialization of the Product for use in the Field in the Licensee Territory.

2.1.2           Responsibilities. The JPC shall be responsible for: (i) overseeing, reviewing and monitoring Licensee’s activities under this Agreement including, without limitation, any clinical trials proposed to be conducted by Licensee; (ii) facilitating access to and the exchange of information between the Parties related to the Development and/or Commercialization of the Product for use in the Field in the Licensee Territory; and (iii) undertaking and/or approving such other matters as are specifically provided for the JPC under this Agreement.

2.1.3           Membership. The JPC shall be comprised of an equal number of representatives from each of Spectrum and Licensee and unless otherwise agreed such number shall be two (2) senior representatives from each Spectrum and Licensee. Either Party may replace its respective JPC representatives at any time with prior notice to the other Party, provided, that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Unless otherwise agreed by the Parties, the JPC shall have at least one representative with relevant decision-making authority from each Party such that the JPC is able to effectuate all of its decisions within the scope of its responsibilities. Licensee shall select one of its representatives as the chairperson for the JPC (the “Chairperson”) and the Licensee may replace the Chairperson upon written notice to Spectrum. The Chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting (which agenda will include every matter requested by either Party), and preparing and issuing minutes of each meeting within thirty (30) days thereafter.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -8-

2.2           Meetings. The JPC shall hold meetings (either in person, by teleconference or videoconference) at such times and places as the Parties may mutually agree, provided, that, unless the Parties agree otherwise, the JPC shall meet at least semi-annually during the Development of the Product for use in the Field in the Licensee Territory, and at least annually thereafter. Each Party shall bear its own costs associated with attending such meetings. As appropriate, other employees of the Parties may attend the JPC’s meetings as nonvoting observers, but no Third Party personnel may attend unless otherwise agreed by the Parties. At the request of Spectrum and with prior written approval of Licensee, which shall not be unreasonably withheld, Third Party licensees of Spectrum for the development and commercialization of the Product for use in the Field in the Spectrum Territory may attend the JPC’s meetings as nonvoting participants if they have agreed to confidentiality terms at least as restrictive as those set forth in this Agreement. Each Party may also call for special meetings to resolve particular matters requested by such Party.

2.3           Decision Making. Decisions of the JPC shall be made by consensus of the members present in person or by other means (e.g., teleconference) at any meeting, with at least one representative from each Party participating in such vote. The members of the JPC shall at all times use good faith efforts to reach consensus on matters properly referred to the JPC. In the event that the JPC is unable to reach consensus with respect to a particular matter within its purpose, then either Party may, by written notice to the other, refer the matter to the respective business head of each Party or their respective designee who is senior in rank and authority to such Party’s JPC representatives (the “Senior Executives”) for resolution by good faith discussions for a period of at least fifteen (15) Business Days. In the event that the Senior Executives are unable to reach agreement with respect to such matter within such fifteen (15) Business Days, then Licensee shall have the final decision-making authority with respect to such matter, except in the event that such matter is reasonably possible to create a Material Impact in the Spectrum Territory (the “Material Impact Matters”) and Spectrum notifies Licensee during or before any referral of the matter to Senior Executives of each Party for resolution of Spectrum’s belief that such matter is a Material Impact Matter, in which case, Spectrum shall have the final decision-making authority.

2.4           Authority. The JPC shall perform its responsibilities under this Agreement based on the principles of prompt and diligent Development and Commercialization of the Product for use in the Field in the Licensee Territory, consistent with good pharmaceutical practices and commercially reasonable consideration of the optimal balance of maximizing long-term sale of the Product in the Licensee Territory.

2.5           Day-to-Day Responsibilities. Each Party shall: (i) be responsible for day-to-day implementation and operation of the activities hereunder for which it has or is otherwise assigned responsibility under this Agreement, provided, that such implementation is not inconsistent with the express terms of this Agreement or the decisions of the JPC within the scope of their authority specified herein; and (ii) keep the other Party informed as to the progress of such activities as reasonably requested by the other Party and as otherwise determined by the JPC.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -9-

2.6           JPC Participation; Discontinuation. It is understood that Spectrum’s participation on the JPC shall be as a matter of right, but not an obligation. Accordingly, Spectrum may, at its discretion, elect to discontinue its participation in the JPC at any time during the Term upon written notice to Licensee. If Spectrum provides such written notice, then JPC shall have no further authority under this Agreement and shall cease to function, and thereafter decisions which were previously to be made by the JPC as set forth and contemplated in this Agreement shall be made solely by the Licensee in its reasonable discretion except that all decisions with respect to Material Impact Matters shall be made solely by Spectrum, and all of the rights and obligations of the Parties under this Agreement shall continue in full force and effect as rights and obligations directly between the Parties, including, without limitation, each Party’s obligations to provide and rights to receive results, data and other information generated from the other Party’s activities with respect to the Development of the Product for use in the Field.

Article 3
LICENSES AND EXCLUSIVITY

3.1          Grant to Licensee.

3.1.1           License. Subject to and in accordance with the terms and conditions of this Agreement, Spectrum hereby grants to Licensee, during the Term, (i) an exclusive (even as to Spectrum and its Affiliates, except to the extent necessary to perform their obligations under this Agreement), irrevocable (except as set forth in Article 9), fully paid-up, royalty-free (except as set forth in Section 5.2.1), sublicenseable at any tier (in accordance with Section 3.1.2) license to use the Spectrum Know-How, and under the Spectrum Patents, to Commercialize (including to use, sale, offer for sale and import) the Product solely in the Licensee Territory and solely for use in the Field, subject to and in accordance with Section 4.3, and (ii) a non-exclusive, irrevocable (except as set forth in Article 9), fully paid-up, royalty-free, sublicenseable at any tier (in accordance with Section 3.1.2) license to use the Spectrum Know-How, and under the Spectrum Patents, to Develop the Product solely in the Licensee Territory and solely for use in the Field, subject to and in accordance with Sections 4.1 and 4.2.

3.1.2           Sublicenses. Neither Licensee nor any of its Affiliates may grant or authorize sublicenses under the license under Section 3.1.1 without the prior written consent of Spectrum, which approval shall not be unreasonably withheld, delayed, or conditioned, except that Licensee shall have the right to sublicense at any tier the license under Section 3.1.1 to its Affiliates without the consent of Spectrum. Licensee shall be responsible for the failure by its Affiliates to comply with, and Licensee shall ensure the compliance by each of its Affiliates with, the terms of this Agreement including all relevant restrictions, limitations and obligations.

3.2          Activities Outside the Field and Outside the Licensee Territory.

3.2.1           Licensee Rights Limited to the Field and the Licensee Territory. Licensee agrees that neither it, nor any of its Affiliates, will Develop (including file for Regulatory Approval with respect to) or Commercialize (including use, sale, offer for sale or import) the Product anywhere in the world, or for any use anywhere in the world, except in the Licensee Territory, and for use in the Field in the Licensee Territory, only in accordance with and under this Agreement. Licensee agrees that neither it, nor any of its Affiliates, will use or otherwise exploit, except as expressly licensed under this Agreement, any Spectrum Patents, Spectrum Know-How and/or Spectrum Trademark, or their counterparts in a country outside the Licensee Territory.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -10-

3.2.2           Territorial Integrity. Each Party shall use Commercially Reasonable Efforts to prevent any Product sold or otherwise distributed by such Party, directly or indirectly, from being sold, distributed or otherwise transported for use outside its respective Territory.

3.3          Upstream Licenses. In addition to the payment obligations under Section 5.2, Licensee shall, and shall cause its Affiliates and sublicensees to, comply with all the terms and conditions of the Upstream Licenses applicable to Licensee or its Affiliates or sublicensees, or to Spectrum due to Licensee’s or its Affiliates’ or sublicensees’ activities, under this Agreement in the Licensee Territory. To the extent that any provisions are more restrictive, or broader, under the Upstream Licenses than may be explicitly set out in the Agreement, such more restrictive or broader provisions shall govern Licensee’s rights. During the Term, Spectrum shall promptly furnish Licensee with copies of (a) complete and unredacted copies of the Upstream Licenses and any relevant ancillary agreements, exhibits, schedules, or other documents which set forth and are sufficient to fully describe all the terms and conditions with which Licensee must comply in relation to the Upstream Licenses, (b) all amendments of the Upstream Licenses, and (c) all correspondence (or in the case of oral discussions, a summary of such discussions) with or from and reports received from or provided to licensors under the Upstream Licenses to the extent material to Licensee or the rights granted or to be granted to Licensee under this Agreement. In addition, during the Term, Spectrum shall provide copies of all notices received by Spectrum relating to any alleged breach or default by Spectrum under the Upstream Licenses within five (5) Business Days after Spectrum’s receipt thereof..

3.4          Assistance to Obtain Rights to Additional Products.

3.4.1           Introduction to Third Parties with Rights to Additional Products. With regard to any current and/or future proprietary, licensed or acquired pharmaceutical or biologic assets or products, and any and all other derivatives, and/or improvements thereof, that Spectrum Controls or that come under the Control of Spectrum, other than the Product (the “Additional Products”), to the extent Development and Commercialization rights in the Licensee Territory are Controlled by Third Parties, at Licensee’s reasonable request, Spectrum shall use good faith efforts, solely from the perspective of Spectrum’s best interests, to introduce Licensee to such Third Parties to facilitate Licensee to license or acquire such rights in the Licensee Territory from such Third Parties, with the understanding that Licensee shall be solely responsible for all costs or consideration related to a license or acquisition of such rights in the Licensee Territory from such Third Parties.

3.4.2           Efforts to Obtain Rights in the Licensee Territory. Spectrum shall use good faith efforts, solely from the perspective of Spectrum’s best interests, when engaging in negotiations with Third Parties to license or acquire any Development and Commercialization rights for any pharmaceutical or biologic assets or products, and any and all other derivatives, and/or improvements thereof owned by such third parties, to license or acquire Development and Commercialization rights thereto in the Licensee Territory.

3.4.3           Termination Upon Change of Control. Licensee acknowledges and agrees that Spectrum’s obligations under Sections 3.4.1 and 3.4.2 above shall terminate and be of no further effect upon the consummation of Change of Control by Spectrum.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -11-

3.5          No Other Rights. Each Party acknowledges that the rights and licenses granted under this Article 3 and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to Know-How, Patents or other Intellectual Property rights that are not specifically granted herein are reserved to the owner thereof.

Article 4
REGULATORY MATTERS, DEVELOPMENT AND COMMERCIALIZATION OF PRODUCT

4.1          Regulatory Matters.

4.1.1           General. Licensee shall be responsible for all correspondence, meetings and other interactions, with the relevant Regulatory Authorities concerning regulatory activities related to the Product in the Field in the Licensee Territory, and for preparing and filing any and all Regulatory Filings for Regulatory Approval for the Product in the Field in the Licensee Territory at its sole expense and shall use Commercially Reasonable Efforts in doing so. Spectrum shall assist and cooperate with Licensee in connection with the preparation, filing and maintenance of such Regulatory Filings, as reasonably requested by Licensee. All Regulatory Approvals in the Licensee Territory shall be owned by Licensee and filed and obtained in Licensee’s and/or Spectrum’s name in accordance with Applicable Laws.

4.1.2           Reporting. Licensee shall keep Spectrum fully informed of regulatory developments relating to the Product in the Field in the Licensee Territory and shall promptly notify Spectrum in writing of any action or decision by any Regulatory Authority in the Licensee Territory regarding the Product in the Field. Licensee shall provide Spectrum for review and comment all draft Regulatory Filings in its original language (with a summary in English) and in electronic form (other than routine correspondence) at least twenty (20) Business Days (or in the event of a shorter filing deadline, as soon as practicable) in advance of their intended date of submission to a Regulatory Authority in the Licensee Territory. Spectrum shall use good faith efforts to provide Licensee with comments to such draft Regulatory Filings prior to the intended date of submission, and Licensee shall consider in good faith any comments thereto provided by Spectrum. Licensee shall promptly notify Spectrum of any Regulatory Filings (other than routine correspondence) submitted to or received from any Regulatory Authority in the Licensee Territory regarding the Product in the Field, and shall provide copies thereof at least five (5) Business Days after submission or receipt, which copy may be provided in its original language and in electronic form. Licensee shall keep Spectrum informed of all meetings, conferences and discussions with any Regulatory Authority in the Licensee Territory concerning the Product, and shall provide Spectrum with a summary of the substantive content discussed in any such meeting, conferences or discussions within five (5) Business Days after such meetings, conferences or discussions. In addition, upon Spectrum’s request, Licensee shall promptly meet and confer with Spectrum to discuss any regulatory matters related to the Product in the Licensee Territory, either in person at Licensee’s facility or by audio or video teleconference as Spectrum may elect.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -12-

4.1.3       Regulatory Costs. Licensee shall be solely responsible for all of its costs and expenses related to the preparation, filing and maintenance of all Regulatory Approvals for the Product in the Field in the Licensee Territory. Spectrum shall support Licensee, as reasonably requested by Licensee, in obtaining Regulatory Approvals in Licensee Territory, including providing necessary documents or other materials in Spectrum’s possession required by Applicable Laws to obtain Regulatory Approvals in such territory, all in accordance with the terms and conditions of this Agreement, provided, that Spectrum shall be under no obligation to generate any additional data unless specifically agreed by Spectrum and Licensee.

4.1.4       Rights of Reference. Spectrum hereby grants to Licensee a right of reference to all Regulatory Filings filed by or on behalf of Spectrum, which right of reference Licensee may use for the sole purpose of seeking, obtaining and maintaining Regulatory Approvals and Developing and Commercializing the Product in the Field in the Licensee Territory. At Licensee’s reasonable request, Spectrum shall submit to the Regulatory Authorities a copy of the Regulatory Filings related to the Product, which are reasonably determined by Spectrum to be necessary to support Licensee’s application for Regulatory Approvals in the Licensee Territory.

4.1.5       Reporting; Adverse Drug Reactions.

(a)          Pharmacovigilance Agreement. Promptly after the Effective Date, the Parties shall enter into a pharmacovigilance agreement on reasonable and customary terms, including: (a) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Product within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (b) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with all applicable regulatory and legal requirements regarding the management of safety data. Each Party hereby agrees to comply with its respective obligations under such pharmacovigilance agreement and to cause its Affiliates to comply with such obligations.

(b)          Adverse Event Reporting. As between the Parties: (a) Licensee or its designee shall be responsible for the timely reporting of all adverse drug reactions/experiences, Product quality, Product complaints and safety data relating to the Product to the appropriate Regulatory Authorities in the Licensee Territory; and (b) Spectrum or its designee shall be responsible for reporting all adverse drug reactions/experiences, Product quality, Product complaints and safety data relating to the Product to the appropriate Regulatory Authorities in the Spectrum Territory; all in accordance with Applicable Laws.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -13-

4.1.6        Spectrum Assistance for Imported Products. In the event that (a) to apply for Regulatory Approval for the Product as an imported drug or product (an “Imported Product Regulatory Approval”) in a country or regulatory jurisdiction within the Licensee Territory, a Regulatory Authority or Applicable Laws of such country or regulatory jurisdiction requires the applicant to hold a marketing authorization, certificate of pharmaceutical product, or an equivalent certification for such Product outside of such country or regulatory jurisdiction within the Licensee Territory (a “Foreign Marketing Approval”), (b) Licensee decides to seek Imported Product Regulatory Approval for such Product in such country or regulatory jurisdiction, and (c) Licensee requests Spectrum, if Spectrum is the Foreign Marketing Approval holder for such Product, to authorize Licensee to file, in Spectrum’s name, or if, Spectrum’s Affiliate or a Third Party is the Foreign Marketing Approval holder for such Product (the “Non-Spectrum Foreign Marketing Approval Holder”), to procure such Non-Spectrum Foreign Marketing Approval Holder to authorize Licensee to file in such Non-Spectrum Foreign Marketing Approval Holder’s name, for such Imported Product Regulatory Approval for such Product, then, Spectrum shall, and shall use commercially reasonable efforts to cause any Non-Spectrum Marketing Approval Holder to, provide all reasonable assistance, facilitation and support including providing all documents and data reasonably requested by Licensee in a timely manner and at Licensee’s cost to effectuate such Imported Product Regulatory Approval including:

(a)          Licensee shall have sole responsibility for, and sole decision-making authority with respect to, preparing, filing, obtaining and maintaining the Imported Product Regulatory Approvals and related Regulatory Filings, provided, that Spectrum shall, and shall cause its Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to, at the request of Licensee, cooperate with Licensee to prepare, file, obtain and maintain such Imported Product Regulatory Approvals and related Regulatory Submissions.

(b)          Spectrum shall:

(i)          if Spectrum holds the Foreign Marketing Approval, authorize Licensee, and provide all reasonable assistance, facilitation and support including providing all documentations and data reasonably requested by Licensee to Licensee, to file, in Spectrum’s name, for Imported Product Regulatory Approval in such country or regulatory jurisdiction, at the direction of Licensee and for Licensee’s sole benefit; or

(ii)         if a Non-Spectrum Foreign Marketing Approval Holder holds the Foreign Marketing Approval for such Product, use commercially reasonable efforts to cause such Non-Spectrum Foreign Marketing Approval Holder to authorize and provide all reasonable assistance, facilitation and support including providing all documentations and data reasonably requested by Licensee to Licensee, to file, in such Non-Spectrum Foreign Marketing Approval Holder’s name, for Imported Product Regulatory Approval in such country or regulatory jurisdiction, at the direction of Licensee and for Licensee’s sole benefit.

(c)          If the Regulatory Authority or Applicable Laws in such country or regulatory jurisdiction allows the Spectrum to appoint a local agent (or registration agent) to assist in the filing, maintenance or amendment of the Imported Product Regulatory Approval, then Spectrum shall appoint, or use commercially reasonable efforts to procure any Non-Spectrum Foreign Marketing Approval Holder to appoint, including providing a power of attorney which effectuates such appointment and registering such appointment with the relevant Regulatory Authority, Licensee or its designated Affiliate as its designated local agent for the Imported Product Regulatory Approval process inclusive of, to the fullest extent possible, the receipt of communications from the Regulatory Authority and submission of all relevant Regulatory Submissions.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -14-

(d)          Spectrum shall use commercially reasonable efforts to cause any Non-Spectrum Foreign Marketing Approval Holder to grant to Licensee, during the Term, an exclusive (even as to Spectrum, its Affiliates, and any Non-Spectrum Foreign Marketing Approval Holder), irrevocable (except as set forth in Article 9), fully-paid, royalty-free (except as set forth in Section 5.2.1), sublicenseable (in accordance with Section 3.1.2) license under such Imported Product Regulatory Approvals to Develop and Commercialize the Product solely in the Licensee Territory and solely for use in the Field in accordance with this Agreement. In addition, Spectrum shall cause any Non-Spectrum Foreign Marketing Approval Holder to, provide to Licensee, all benefits of any Imported Product Regulatory Approvals and enforce, at Licensee’s cost and expense, at the request of and for the account of Licensee, any rights of Spectrum or its Affiliates arising under any Imported Product Regulatory Approvals against any Person.

(e)          Spectrum shall use commercially reasonable efforts to cause any Non-Spectrum Foreign Regulatory Approval Holder to Manufacture and supply via the named manufacturer or supplier on the relevant Imported Product Regulatory Approval all Products for Commercialization under the Imported Product Regulatory Approvals in the Territory to Licensee and its designated Affiliates and sublicensees at a price per Product equal to the Non-Spectrum Foreign Regulatory Approval Holder’s Manufacturing Cost (as may change from time to time) for such Product plus ***.

(f)          Spectrum shall, and hereby appoints, and shall use commercially reasonable efforts to cause its Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to appoint, Licensee as its attorney-in-fact to Develop and Commercialize the Product under the Imported Product Regulatory Approval on Spectrum’s or the Non-Spectrum Foreign Marketing Approval Holder’s behalf, and shall execute a power of attorney in favor of Licensee to this effect during the Term.

(g)          Spectrum shall, and shall use commercially reasonable efforts to cause its Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to, (x) notify Licensee of all communications received from the applicable Regulatory Authority with respect to any Imported Product Regulatory Approvals, (y) provide all official original copies of all Imported Product Regulatory Approvals received from the applicable Regulatory Authority to Licensee, and (z) provide copies of any written correspondence received from the applicable Regulatory Authorities with respect to any Imported Product Regulatory Approvals to Licensee, in each case, promptly after receipt thereof.

(h)          Spectrum shall not, and shall use commercially reasonable efforts to cause its Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to not, interact or communicate with the CFDA regarding the Imported Product Regulatory Approvals without the prior approval or participation of Licensee.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -15-

(i)          If at any time Spectrum, its Affiliates or any Non-Spectrum Foreign Marketing Approval Holder are permitted by the applicable Regulatory Authority to transfer the Imported Product Regulatory Approval to Licensee, Spectrum shall, and hereby does, and shall cause its Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to, assign to Licensee or its designated Affiliate, all rights, title and interests in and to such Imported Product Regulatory Approvals and related Regulatory Submissions for the Product in the Field in the Territory. Spectrum agrees and covenants that it shall, and shall cause it Affiliates and any Non-Spectrum Foreign Marketing Approval Holder to, promptly take any and all actions necessary to effectuate the prompt assignment of such Imported Product Regulatory Approvals and related Regulatory Submissions, or to enable Licensee or its designated Affiliate to obtain new Imported Product Regulatory Approvals or related Regulatory Submissions, including executing and delivering all documents or instruments, and providing all copies of documents or information, that may be necessary, required or which Licensee or its designated Affiliate may request.

4.2         Development.

4.2.1           General. Licensee shall take the lead in, and be responsible for, conducting the Development activities, including clinical trials, as may be reasonably necessary to expeditiously obtain Regulatory Approvals for the Product for use in the Field in the Licensee Territory. Except as otherwise provided herein, it is understood and agreed that, as between the Parties, all Development efforts for the Product for use in the Field in the Licensee Territory shall be at the sole expense of Licensee.

4.2.2           Clinical Trials. If additional clinical trials are required in the Licensee Territory, Licensee shall promptly inform JPC and shall not conduct any clinical trial without the prior approval of the JPC in accordance with Section 2.3.

4.2.3           Development Assistance. Promptly after the Effective Date, but not to exceed thirty (30) days following the Effective Date, Spectrum shall, at its own cost and expense, make available to Licensee the Spectrum Know-How that exists on the Effective Date and was not previously provided to Licensee (but without an obligation for Spectrum personnel to travel) including all Spectrum Know-How developed, collected, or submitted as part of an investigational new drug application or similar application or submission filed with or submitted to any Regulatory Authority to obtain permission to commence clinical trials in relation to the Product in any particular jurisdiction (the “Initial Transfer”). For clarity, the Initial Transfer shall not require Spectrum to conduct any new Development work or prepare or complete any reports not already completed. After the Initial Transfer, Spectrum shall provide Licensee with reasonable assistance regarding scientific, clinical and/or manufacturing matters (including the chemistry, manufacture and controls of the Product) in the Development of the Product in the Field in the Licensee Territory. Such assistance shall include the transfer of additional Spectrum Know How to Licensee and reasonable access to Spectrum personnel involved in the research and Development of the Product, either in-person or by teleconference.

4.2.4           Diligence. Licensee shall use Commercially Reasonable Efforts to Develop and obtain and maintain Regulatory Approval for the Product for at least one indication in the Field in the Licensee Territory and shall not take actions that would be reasonably likely to create a Material Impact. Licensee will have no other diligence obligations with respect to the Development of the Product under this Agreement.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -16-

4.3         Commercialization.

4.3.1       General. Except as otherwise provided herein, it is understood and agreed that, as between the Parties, all Commercialization efforts for the Product for use in the Field in the Licensee Territory shall be at the sole expense of Licensee.

4.3.2       Diligence. Licensee will use Commercially Reasonable Efforts to Commercialize the Product in the Field in each country in the Licensee Territory in which Regulatory Approval is received and shall not take actions that would be reasonably likely to create a Material Impact. Without limiting the foregoing, Licensee agrees to, directly or through one or more of its Affiliates, use Commercially Reasonable Efforts (i) to launch the Product for use in the Field as soon as practicable in the Licensee Territory, and thereafter (ii) to market, promote and sell the Product in the Field throughout the Licensee Territory to maximize Net Sales with respect thereto. Licensee will have no other diligence obligations with respect to the Commercialization of the Product under this Agreement.

4.3.3       Pricing. Licensee shall have the sole right to determine pricing of the Product in the Field in the Licensee Territory, provided, that Licensee and Spectrum shall discuss the pricing strategy for the Licensee Territory.

4.3.4       Trademarks.

(a)          Licensee Trademarks. Licensee shall have the right to select the Product names and all trademarks, including any Spectrum Trademarks (subject to Section 4.3.4(b) and only to the extent Spectrum has the right to grant a license to such Spectrum Trademarks to Licensee), used in connection with the Commercialization of the Product for use in the Field, including special promotional or advertising taglines, in each case in the Licensee Territory (all such trademarks, other than the Spectrum Trademarks, specific to the Product and including all goodwill associated therewith, and all applications, registrations, extensions and renewals relating thereto, shall be referred to as the “Licensee Trademarks”). Licensee shall be the exclusive owner of the Licensee Trademarks, and shall use Commercially Reasonable Efforts to register and maintain, at its expense, such Licensee Trademarks as shall be used for Commercialization of the Product for use in the Field in the Licensee Territory.

(b)          Reference to Spectrum as Licensor.

(i)          Spectrum Trademarks. To the extent permitted by Applicable Laws, at Spectrum’s election, the labels and packaging of the Product and all promotional materials for the Product shall include text identifying Spectrum as the licensor of the Product and a Spectrum Trademark to be placed in a size and location reasonably agreed to by the Parties, provided, that such mark: (i) is used in a consistent and noticeable manner sufficient to constitute trademark usage under Applicable Laws, (ii) is clearly identified as a trademark (i.e., through the use of a “®”, “™” or other appropriate identifier), (iii) is not used as combination marks with other marks or trademarks, and (iv) is reasonably less prominent in size and location as the Licensee Trademarks. Licensee shall obtain Spectrum’s review and approval prior to the first use of the Spectrum Trademarks in such labeling, packaging or promotional materials, such approval not to be unreasonably withheld if the Spectrum Trademarks are used in a manner that is consistent with Spectrum’s reasonable usage guidelines for such Spectrum Trademarks.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -17-

(ii)         Trademark License. In connection with Section 4.3.4(b)(i) above, Spectrum hereby grants to Licensee an exclusive license to use the Spectrum Trademarks (except with respect to the Spectrum’s trade name under which such license to use is non-exclusive) for the packaging, labeling, marketing, promotion, distribution and sale of the Product for use in the Field in the Licensee Territory in accordance with this Agreement, and Licensee shall have the right to exercise such license through its Affiliates, provided, that Licensee shall be responsible for the failure by its Affiliates to comply with, and Licensee guarantees the compliance by each of its Affiliates with, the terms of this Agreement including all relevant restrictions, limitations and obligations. Spectrum shall own all right, title and interest in and to the Spectrum Trademarks and the registrations thereof and all goodwill from the use of the Spectrum Trademarks shall vest in and inure to the benefit of Spectrum. Spectrum shall use Commercially Reasonable Efforts to register and maintain, at Licensee’s expense, such Spectrum Trademarks as shall be used for Commercialization of the Product for use in the Field in the Licensee Territory.

(c)          Spectrum Product Marks. Spectrum shall have the right, but not the obligation, to brand the Product for use in the Field in the Spectrum Territory using the Licensee Trademarks (“Spectrum Product Marks”). Accordingly, Licensee shall provide to Spectrum copy proofs of each Licensee Trademark and reasonable usage guidelines therefor as such mark is registered with the applicable Regulatory Authorities in the Licensee Territory for Spectrum’s review and consideration. Spectrum shall obtain Licensee’s review and approval prior to the first use of the Spectrum Product Marks in such labeling, packaging or promotional materials, such approval not to be unreasonably withheld if the Spectrum Product Marks are used in a manner that is consistent with Licensee’s reasonable usage guidelines for such Spectrum Product Marks. Subject to this Section 4.3.4(c), Licensee further hereby grants to Spectrum an exclusive license to use the Spectrum Product Marks (except with respect to the Licensee’s trade name under which such license to use is non-exclusive), to the extent Spectrum Product Marks exist in the Spectrum Territory, consistent with the usage guidelines applicable to Licensee and its Affiliates’ use of such Licensee Trademarks in the Licensee Territory solely in connection with the Development and Commercialization of the Product solely for use in the Field and solely in the Spectrum Territory for the packaging, labeling, marketing, promotion, distribution and sale of the Product for use in the Field in the Spectrum Territory in accordance with this Agreement, and Spectrum shall have the right to exercise such license through its Affiliates or sublicense a Third Party, provided, that Spectrum shall be responsible for the failure by its Affiliates or Third Party sub-licensees to comply with, and Spectrum guarantees the compliance by each of its Affiliates with, the terms of this Agreement including all relevant restrictions, limitations and obligations. Licensee shall own all right, title and interest in and to any Spectrum Product Marks and the registrations thereof and all goodwill from the use of the Spectrum Product Marks shall vest in and inure to the benefit of Licensee. The above notwithstanding, Licensee shall have the right, but not the obligation, to register or maintain any Spectrum Product Marks in the Spectrum Territory.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -18-

4.4         Reporting. Without limiting any other provisions of this Agreement, Licensee shall keep Spectrum reasonably informed through the JPC as to the progress of its activities with respect to the Development and Commercialization of the Product or otherwise under this Article 4 and provide such reports and information with respect thereto as designated by the JPC or as may be reasonably requested by Spectrum. In addition, Licensee shall promptly notify Spectrum if it anticipates or there are material deviations from the Commercialization Plan(s) or any development diligence requirement, and shall discuss in good faith and keep Spectrum informed as to any corrective actions that it intends or is taking to address such deviations.

4.5         Manufacturing and Supply.

4.5.1           No Manufacturing Rights. Spectrum retains all rights with respect to manufacturing of the Product.

4.5.2           Supply. Subject to the terms and conditions of this Agreement, Spectrum shall use Commercially Reasonable Efforts to supply or have supplied to Licensee or its designee all quantities of the Product ordered by Licensee for use in the Field in the Licensee Territory in accordance with a separate written agreement to be negotiated between the Parties pursuant to Section 4.5.3 below (a “Supply Agreement”). Licensee shall solely purchase from Spectrum its entire requirement of the Product and Spectrum shall have the right to manufacture and have manufactured such quantities of the Product for Licensee.

4.5.3           Supply Agreement. Within ninety (90) days of the Effective Date, the Parties shall negotiate and execute a Supply Agreement for the supply by Spectrum to Licensee of the requirements of the Product ordered by Licensee for Development and Commercialization in the Licensee Territory.

4.5.4           Supply Price and Adjustment. The price per unit of each Product supplied by Spectrum under the Supply Agreement shall be equal to Spectrum’s Manufacturing Cost (as may change from time to time) for such Product plus ***.

4.5.5           Quality Agreement. Within ninety (90) days of executing the Supply Agreement, Spectrum and Licensee shall execute a mutually acceptable quality agreement that allocates roles and responsibilities to each Party with respect to quality control and regulatory compliance with respect to supply of the Product to Licensee.

Article 5
PAYMENTS

5.1         Upfront Equity Consideration. As consideration for the licenses granted under Section 3.1 and Licensee’s other rights under this Agreement, Licensee shall issue 2,176,755 shares of Licensee’s common stock, par value $0.01 per share (the “Common Stock”) in accordance with the terms and conditions of that certain investment agreement between the Parties as of the even date hereof (the “Investment Agreement”).

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -19-

5.2         Payments to Upstream Licensors.

5.2.1        Payments. Licensee shall pay to Spectrum any and all payments due from Spectrum to Bayer or Biogen Idec under the Upstream Licenses on account of the Development and/or Commercialization of the Product in the Field in the Licensee Territory by Licensee and its Affiliates and sublicensees (the “Upstream Payments”) including running royalty payments; provided that if Licensee is obligated to make any Upstream Payments due to the achievement of a milestone, Licensee shall only pay: (a) a prorated portion of any Upstream Payments triggered by the occurrence of a sales milestones reached in part due to sales by Licensee in the Licensee Territory; and (b) any Upstream Payments triggered by the occurrence of a development milestone wherein the trigger is explicitly defined as the achievement of a milestone in the Licensee Territory or achieved as a direct result of Licensee’s Development of the Product in the Licensee Territory. As an example of Licensee’s obligation to only pay a prorated portion of an Upstream Payment triggered by the occurrence of a sales milestone, if (x) a sales milestone payment of $10,000,000 is triggered due to the occurrence of aggregate annual sales of the Product within a territory covering the Licensed Territory reaching a certain threshold and (y) at the triggering of the sales milestone payment, Licensee’s annual sales of the Product in the Licensee Territory for the year the payment is triggered account for 10% of total sales of the Product in a territory which covers the Licensee Territory, then (z) Licensee shall pay $1,000,000 of that $10,000,000 sales milestone payment. Except for (i) the upfront equity consideration under Section 5.1, and (ii) the Upstream Payments under this Section 5.2.1, no payment shall be due from Licensee to Spectrum for the Development and/or Commercialization of the Product in the Field in the Licensee Territory.

5.2.2        Payment Reports and Payments. For as long as Licensee is obligated to make the Upstream Payments in accordance with Section 5.2.1, within thirty (30) days after the last day of each calendar quarter, Licensee will deliver to Spectrum a report of Net Sales of the Product by Licensee, its Affiliates and sublicensees during the preceding quarterly period (any such period, a “Payment Period”), with all the Upstream Payments in accordance with Section 5.2.1, if any, for the Payment Period covered by such report being due no later than forty (40) days after the last day of such Payment Period. For any Upstream Payments triggered due to the occurrence of a sales milestone, Spectrum shall provide Licensee with an invoice no later than twenty (20) days before such Upstream Payment is due if feasible or such other documentation and such invoice or documentation will set forth: (a) the Licensee’s prorated portion of such Upstream Payment, (b) how the Licensee’s prorated portion of the Upstream Payment was calculated and reasonable support for the calculation, and (c) the date when such Upstream Payment is due. In relation to any Upstream Payment, which Spectrum claims is triggered due to the occurrence of a development milestone achieved as a direct result of Licensee’s Development of the Product in the Licensee Territory (other than wherein the trigger is explicitly defined as the achievement of a milestone in the Licensee Territory), Spectrum shall provide Licensee with information, reasonably requested by Licensee, regarding the Development of the Product in the Spectrum Territory sufficient for Licensee to determine whether Licensee’s Development has triggered such an Upstream Payment.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -20-

5.3           Payment Method. All payments due under this Agreement to Spectrum shall be made by bank wire transfer in immediately available funds to an account designated by Spectrum. All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars. To the extent that Applicable Law imposes withholding taxes on any payments from Licensee to Spectrum pursuant to this Agreement, Licensee may withhold such taxes and pay such amounts to the relevant government authority. For any Upstream Payments where Spectrum cannot reduce any amounts owed to the Upstream Licensor under the applicable Upstream License with respect to withholding taxes paid by the Licensee under this Agreement, all amounts payable to Spectrum pursuant to this Agreement shall be made without reduction for any withholding or similar taxes paid by Licensee. For any Upstream Payments where Spectrum can reduce any amounts owed to the Upstream Licensor under the applicable Upstream License with respect to withholding taxes paid by the Licensee under this Agreement, the Licensee may deduct from the amounts payable to Spectrum pursuant to this Agreement any withholding or similar taxes paid by Licensee. Licensee shall furnish to Spectrum appropriate evidence of payment of such taxes or other amount required by Applicable Laws to be deducted from any payment due under this Agreement to Spectrum, including any tax or withholding levied by a foreign taxing authority in respect of such payment.

5.4           Support Fees. Spectrum will provide to Licensee at its own expense: (a) *** (***) hours of regulatory and development support during the first Agreement Year, and (b) *** (***) hours of regulatory and development support for each Agreement year after the first anniversary of the Effective Date. Regulatory and development support provided by Spectrum to Licensee, in excess of the number of free hours, set forth above, in any Agreement Year, shall be charged at a rate of $*** per hour. For clarity, the costs incurred by Spectrum to provide the Initial Transfer under Section 4.2.3 shall also be borne by Spectrum and shall not be charged to Licensee or counted toward the hours set out in the this Section that Spectrum will provide to Licensee at its own expense.

5.5           Records; Audit. The Parties will, and will cause its Affiliates to, keep and maintain for three (3) years after the relevant calendar quarter complete and accurate books and records in sufficient detail so that Net Sales and payments made hereunder can be properly calculated. No more frequently than once during each calendar year during the Term and once during the three (3) year period thereafter, the Parties will permit independent third party auditors appointed by Spectrum, Bayer, or Licensee (the party requesting an audit, the “Auditing Party”) and with at least forty-five (45) days advance notice at any time during normal business hours, accompanied at all times, to inspect, audit and copy reasonable amounts of relevant accounts and records of the non-Auditing Party and its Affiliates and reports submitted to the non-Auditing Party and its Affiliates by its sublicensees pertaining to a payment period that is not earlier than thirty-six (36) months from the date of conclusion of the audit, for the sole purpose of verifying the accuracy of the calculation of Upstream Payments to Spectrum pursuant to this Article 5. The accounts, records and reports related to any particular period of time may only be audited one time under this Section 5.5. The Auditing Party will cause their independent third party auditors not to provide the Auditing Party with any copies of such accounts, records or reports and not to disclose to the Auditing Party any information other than information relating solely to the accuracy of the accounting and payments made by Licensee pursuant to this Article 5. The Auditing Party will cause its independent third party auditors to promptly provide a copy of their report to non-Auditing Party. If such audit determines that payments are due to Spectrum, Licensee will pay to Spectrum any such additional amounts within ten (10) Business Days after the date on which such auditor’s written report is delivered to Licensee and the Auditing Party, unless such audit report is disputed by Licensee, in which case the dispute will be resolved in accordance with Article 10. If such audit determines that Licensee has overpaid any amounts to Spectrum, Spectrum will refund any such overpaid amounts to Licensee within ten (10) Business Days after the date on which such auditor’s written report is delivered to Licensee and the Auditing Party. Any such inspection of records will be at the Auditing Party’s expense unless such audit discloses a deficiency or overpayment in the payments made by Licensee (whether for itself or on behalf of its Affiliates) of more than *** percent (***%) of the aggregate amount payable for the relevant period, in the case of such a deficiency, Licensee will bear the cost of such audit, or in the case of such overpayment caused by Spectrum, Spectrum shall bear the cost of such audit. Each of the parties agree that all information subject to review under this Section 5.5 is non-Auditing Party’s Confidential Information that is subject to confidentiality and non-use obligations under Section 7.2, and Auditing Party agrees that it shall cause its independent third party auditors to also retain all such information subject to the non-disclosure and non-use restrictions of Section 7.2 or similar (but no less stringent) obligations of confidentiality and non-use customary in the accounting industry.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -21-

5.6         Late Payment. Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of (i) the rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due, as published by The Wall Street Journal, Internet Edition at www.wsj.com in the “Money Rates” column, on the date such payment was due, plus an additional *** percent (***%), or (ii) the maximum rate permitted by Applicable Laws, calculated on the number of days such payment is delinquent. This Section 5.6 shall in no way limit any other remedies available to Spectrum.

Article 6
INTELLECTUAL PROPERTY

6.1         Ownership of Inventions.

6.1.1       Ownership.

(a)          Spectrum shall own all right, title and interest to (i) any and all Inventions solely Made by or on behalf of Spectrum or its Affiliates in connection with their activities under this Agreement and (ii) any and all Patents claiming any such Inventions described in the foregoing clause (ii) (collectively, “Spectrum Inventions”).

(b)          Licensee shall own all right, title and interest to (i) any and all Inventions solely Made by or on behalf of Licensee or its Affiliates or sublicensees in connection with their activities under this Agreement, and (ii) any and all Patents claiming any such Inventions described in the foregoing clause (i) (collectively, “Licensee Inventions”).

(c)          The Parties shall jointly own all right, title and interest to (i) any and all Inventions jointly Made by at least one employee, agent, consultant, contractor, Affiliate, or sublicensee of Spectrum and at least one employee, agent, consultant, contractor, Affiliate, or sublicensee of Licensee (each having the obligation to assign such Inventions to either Spectrum or Licensee), and (ii) any and all Patents claiming such Inventions described in the foregoing clause (i) (“Joint Patents” and collectively with Inventions described in clause (i), “Joint Inventions”).

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -22-

(d)          During the Term, Spectrum Inventions and Joint Inventions shall be included in the definition of Spectrum Technology, Spectrum Patents, Spectrum Know-How, and Spectrum Copyrights, as applicable, and subject to the licenses granted under Section 3.1. For the avoidance of doubt, Spectrum reserves the right to use, practice or otherwise exploit any and all Spectrum Inventions and Joint Inventions subject to the licenses granted under Section 3.1.

6.1.2       Interpretation. For purposes of this Section 6.1, “Invention” shall mean any invention (whether or not patentable), data, results, ideas, discovery, development, method, process, know-how, works of authorship or other information that is Made by or on behalf of a Party or the Parties; and “Made” shall mean developed, conceived, authored, acquired or created by or on behalf of a Party or the Parties. It is understood that except as expressly set forth under this Section 6.1, inventorship, authorship and other indicia of which Party Made an Invention will be determined in accordance with United States or the relevant foreign Intellectual Property laws under which the relevant foreign Intellectual Property right exists in effect at the time such Invention was Made.

6.2          License Grant to Spectrum. Licensee hereby grants to Spectrum a perpetual, irrevocable, fully paid-up, royalty free, exclusive license, with the right to grant sublicenses at any tier, under Licensee Know-How (including, without limitation, Licensee Inventions) and Licensee’s rights in the Joint Inventions, to research, Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Product in the Spectrum Territory.

6.3          Patent Prosecution. Spectrum shall control the Prosecution and Maintenance of Spectrum Patents and Joint Patents. Licensee will bear the costs of Prosecution and Maintenance of all Spectrum Patents and Joint Patents in the Licensee Territory. Costs billed to or incurred by Spectrum for the Prosecution and Maintenance of all Spectrum Patents and Joint Patents in the Licensee Territory will be rebilled to Licensee and are due within thirty (30) days of rebilling by Spectrum.

6.4          Defense of Third Party Infringement Claims. If the Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the manufacture, use, sale, offer for sale or importation of the Product for use in the Field in the Licensee Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall agree on and enter into a “common interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -23-

6.5         Enforcement.

6.5.1           Notice. Licensee will promptly report in writing to Spectrum any (a) known or suspected third party infringement of any Spectrum Patents, Spectrum Trademarks, or Spectrum Copyrights, or (b) unauthorized use or misappropriation of any Spectrum Know-How or other Confidential Information by a Third Party of which it becomes aware, and will provide Spectrum with all available evidence supporting such infringement or unauthorized use or misappropriation. Spectrum will promptly report in writing to Licensee any (a) known or suspected third party infringement of any Licensee Inventions, Licensee Trademarks, or Spectrum Product Marks, or (b) unauthorized use or misappropriation of any Licensee Know-How or other Confidential Information by a Third Party of which it becomes aware, and will provide Licensee with all available evidence supporting such infringement or unauthorized use or misappropriation.

6.5.2           Right to Enforce Spectrum Patents, Spectrum Trademarks or Spectrum Copyrights. Spectrum will have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop activities in the Licensee Territory infringing the Spectrum Patents, Spectrum Trademarks or Spectrum Copyrights or the use without proper authorization of any Spectrum Know-How, in each case in connection with a Third Party’s manufacture, use, sale, offering for sale, or importation of Product for use in the Field in the Licensee Territory, including initiating or prosecuting an infringement or other appropriate action against. If Spectrum does not initiate any such measures within one hundred twenty (120) days of receiving written notice from Licensee of such activities (or within a reasonable shorter time period if a shorter period to take action is required by Applicable Laws to avoid the loss of legal rights), then Licensee will have the second right, but not the obligation, to take any reasonable measures it deems appropriate to stop such activities, provided, that, Licensee must coordinate and consult with Spectrum regarding such measures and will not take any measures, without the written permission of Spectrum, which permission will not be unreasonably withheld. It shall be reasonable for Spectrum to withhold such permission if Spectrum reasonably believes such measures will affect the protection that any Spectrum-Controlled Intellectual Property affords Spectrum. Licensee will have no right to settle any infringement or misappropriation Action under this Section 6.5.2 in a manner that diminishes the rights or interests of Spectrum without the express written consent of Spectrum. In addition, Licensee will not settle any such action in a manner that admits the invalidity or unenforceability of any Spectrum-Controlled Intellectual Property without obtaining the prior written consent of Spectrum.

6.5.3           Right to Enforce Licensee Inventions, Licensee Trademarks or Spectrum Product Marks. Licensee will have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop activities in the Spectrum Territory infringing the Licensee Inventions, Licensee Trademarks or Spectrum Product Marks or the use without proper authorization of any Licensee Know-How, in each case in connection with a Third Party’s manufacture, use, sale, offering for sale, or importation of Product for use in the Field in the Spectrum Territory, including initiating or prosecuting an infringement or other appropriate action against. If Licensee does not initiate any such measures within one hundred twenty (120) days of receiving written notice from Spectrum of such activities (or within a reasonable shorter time period if a shorter period to take action is required by Applicable Laws to avoid the loss of legal rights), then Spectrum will have the second right, but not the obligation, to take any reasonable measures it deems appropriate to stop such activities, provided, that, Spectrum must coordinate and consult with Licensee regarding such measures and will not take any measures, without the written permission of Licensee, which permission will not be unreasonably withheld. It shall be reasonable for Licensee to withhold such permission if Licensee reasonably believes such measures will affect the protection that any Licensee -Controlled Intellectual Property affords Licensee. Spectrum will have no right to settle any infringement or misappropriation Action under this Section 6.5.3 in a manner that diminishes the rights or interests of Licensee without the express written consent of Licensee. In addition, Spectrum will not settle any such action in a manner that admits the invalidity or unenforceability of any Licensee-Controlled Intellectual Property without obtaining the prior written consent of Licensee.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -24-

6.5.4           Right to Enforce Joint Patents or Joint Inventions. Spectrum will have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop activities in the Licensee Territory infringing the Joint Patents or Joint Inventions or the use without proper authorization of any Joint Invention, in each case in connection with a Third Party’s manufacture, use, sale, offering for sale, or importation of Product for use in the Field in the Territory, including initiating or prosecuting an infringement or other appropriate action against. If Spectrum does not initiate any such measures within one hundred twenty (120) days of becoming aware of such activities (or within a reasonable shorter time period if a shorter period to take action is required by Applicable Laws to avoid the loss of legal rights), then Licensee will have the second right, but not the obligation, to take any reasonable measures it deems appropriate to stop such activities in the Licensee Territory, provided, that, Licensee must coordinate and consult with Spectrum regarding such measures and will not take any measures, without the written permission of Spectrum, which permission will not be unreasonably withheld. Licensee will have no right to settle any infringement or misappropriation Action under this Section 6.5.4 in a manner that diminishes the rights or interests of Spectrum without the express written consent of Spectrum. In addition, Licensee will not settle any such action in a manner that admits the invalidity or unenforceability of any Joint Patent or Joint Inventions without obtaining the prior written consent of Spectrum.

6.5.5           Cooperation. The Party commencing, controlling or defending any enforcement action under this Section 6.5 (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of such action, and such other Party shall have the right to participate with counsel of its own choice at its own expense. In any event, the other Party shall reasonably cooperate with the Enforcing Party, including providing information and materials, at the Enforcing Party’s request and expense.

6.5.6           Recoveries. Any recovery received as a result of any enforcement action to enforce any Intellectual Property pursuant to this Section 6.5 shall be used first to reimburse the Enforcing Party for the costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action, and the remainder of the recovery shall be shared as following: (i) if the enforcement action is filed in the Enforcing Party’s territory, one hundred percent (100%) of such recovery shall be paid to the Enforcing Party, and (ii) if the enforcement action is not filed in the Enforcing Party’s territory, *** percent (***%) of such recovery shall be paid to the Enforcing Party and *** percent (***%) of such recovery shall be paid to the other Party.

6.5.7           Patents Claiming Spectrum Inventions. During the Term, Patents claiming Spectrum Inventions that are necessary or useful for the Development and Commercialization of the Product shall be deemed Spectrum Patents and the enforcement thereof shall be subject to Sections 6.5.1- 6.5.6 above.

6.6         Patent Marking. At Spectrum’s request, Licensee shall mark (or cause to be marked) the Product marketed and sold hereunder with appropriate Spectrum Patent numbers or indicia in accordance with Applicable Laws.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -25-

Article 7
CONFIDENTIALITY

7.1         Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving Party that such information or material:

7.1.1           was already known to or possessed by the receiving Party without any obligation of confidentiality, at the time of its disclosure to the receiving Party hereunder;

7.1.2           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party hereunder;

7.1.3           became generally available to the public or otherwise part of the public domain after its disclosure hereunder other than through any act or omission of the receiving Party in breach of this Agreement;

7.1.4           was independently developed by the receiving Party without use of or reference to the other Party’s Confidential Information as demonstrated by documented evidence prepared by the receiving Party contemporaneously with such independent development; or

7.1.5           was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

7.2         Authorized Use and Disclosure. Each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement; (ii) to the extent such disclosure is reasonably necessary for the Prosecution and Maintenance of Patents (including applications therefor) in accordance with this Agreement, prosecuting or defending litigation, complying with applicable governmental regulations, filing for, conducting preclinical or clinical trials, obtaining and maintaining regulatory approvals (including Regulatory Approvals), or otherwise required by Applicable Laws or the rules of a recognized stock exchange, provided, that if a Party is required by Applicable Laws or stock exchange to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) to its Affiliates and sublicensees, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; (iv) in communication with existing and potential investors, acquirers, consultants, advisors (including financial advisors, lawyers and accountants) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (v) to the extent mutually agreed to by the Parties.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -26-

7.3          Prior Agreements. This Agreement supersedes the Confidentiality Agreement between Spectrum and Licensee dated January 28, 2014 (the “Prior CDA”) with respect to information disclosed thereunder. All information or materials disclosed or provided by Spectrum to Licensee under the Prior CDA shall be deemed Confidential Information of Spectrum (subject to the exceptions set forth herein) and shall be subject to Licensee’s confidentiality obligations under this Article 7. All information disclosed by Licensee under the Prior CDA shall be deemed Confidential Information of Licensee (subject to the exceptions set forth herein) and shall be subject to Spectrum’s confidentiality obligations under this Article 7.

7.4          Scientific Publications. Licensee shall submit to Spectrum any proposed publication or public disclosure containing clinical or scientific results relating to the Product for use in the Field at least sixty (60) days in advance to allow Spectrum to review such proposed publication or disclosure. Spectrum shall notify Licensee in writing during such sixty (60)-day reviewing period if Spectrum wishes to (a) remove its Confidential Information from such proposed publication or presentation, in which event Licensee shall remove such Confidential Information from its proposed publication or presentation; or (b) request a reasonable delay in publication or presentation in order to protect patentable information, in which event Licensee shall delay the publication or presentation for a period of no more than one hundred twenty (120) days to enable patent applications to be filed in accordance with Section 6.3 protecting inventions disclosed in such publication or presentation. For clarity, if Spectrum fails to notify Licensee during the sixty (60)-day reviewing period as provided under this Section 7.4, Licensee shall be free to proceed with the proposed publication or presentation.

7.5          Publicity.

7.5.1          Confidential Terms. Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors and acquirers on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by Applicable Laws, including securities laws. Notwithstanding the foregoing, the Parties agree upon the initial press release(s) to announce the execution of this Agreement, which is attached hereto as Exhibit 7.5.1; thereafter, Spectrum and Licensee may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -27-

7.5.2          Publicity Review. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Product for use in the Field in the Licensee Territory and other activities in connection with this Agreement, beyond what may be strictly required by Applicable Laws and the rules of a recognized stock exchange, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed. Such disclosures may include achievement of significant events in the Development (including regulatory process) or Commercialization of the Product for use in the Field in the Licensee Territory. Unless otherwise requested by Spectrum, Licensee shall indicate that Spectrum is the owner and licensor of the Product and Spectrum Technology in each public disclosure issued by Licensee regarding the Product. When Spectrum elects to make any such public disclosure under this Section 7.5.2, it will give Licensee reasonable notice to review and comment on such statement, it being understood that if Licensee does not notify Spectrum in writing within a three (3) Business Day period or such shorter period if required by Applicable Laws of any reasonable objections, as contemplated in this Section 7.5.2, such disclosure shall be deemed approved, and in any event Licensee shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities and the need to keep investors and others informed regarding the requesting Party’s business, including as required by the rules of a recognized stock exchange.

Article 8
REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

8.1          Licensee Representations and Warranties. Licensee represents and warrants to Spectrum that:

8.1.1          it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2          it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

8.1.3          this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws;

8.1.4          Licensee, its Affiliates and their employees and contractors have not and shall not, in connection with the performance of their respective obligations under this Agreement directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including Licensee (it being understood that, without any limitation to the foregoing, Licensee, and to its knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other person in connection with the performance of Licensee’s obligations under this Agreement, and shall not, directly or indirectly, engage in any of the foregoing). Notwithstanding the foregoing, the intent of this warranty is to ensure compliance with the US Foreign Corrupt Practices Act of 1977, as amended, UK Bribery Act, and any rules or regulations thereunder or any similar anti-corruption or anti-bribery laws applicable to company or any of its affiliates or subsidiaries (in each case, as in effect at the time of such action).  Licensee will certify annually to conducting an effective compliance program and Spectrum will have rights to audit the Company’s compliance program periodically; and

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -28-

8.1.5          it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

8.2          Spectrum’s Warranties. Spectrum represents and warrants to Licensee, as of the Effective Date, that:

8.2.1          it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.2.2          it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

8.2.3          this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws;

8.2.4          it has the full right, power and authority under the Spectrum Technology, Spectrum Trademarks, and the Upstream Licenses to grant the licenses to Licensee as purported to be granted pursuant to this Agreement;

8.2.5          as of the Effective Date, it has provided complete and unredacted copies of the Upstream Licenses and any relevant ancillary agreements, exhibits, schedules, or other documents including any and all amendments thereto) which set forth and are sufficient to fully describe all the terms and conditions with which Licensee must comply in relation to the Upstream Licenses;

8.2.6          the Upstream Licenses represent all the material agreements Spectrum or its Affiliates have entered into that may affect Licensee’s exercise of the rights granted under this Agreement;

8.2.7          it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement;

8.2.8          as of the Effective Date, Spectrum has not granted, and will not grant during the Term, rights to any Third Party under the Spectrum Technology that conflict with the rights granted to Licensee hereunder;

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -29-

8.2.9          as of the Effective Date, Spectrum has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Spectrum Patents or Spectrum’s rights therein;

8.2.10          to its actual knowledge, as of the Effective Date, none of the Spectrum Patents are subject to any pending re-examination, opposition, interference or litigation proceedings; and

8.2.11          to its actual knowledge, as of the Effective Date, the performance of Development and Commercialization activities in accordance with this Agreement will not infringe any Intellectual Property rights of any Third Party in the Licensee Territory, including any issued patent of any Third Party in the Licensee Territory or, if and when issued, any claim within any published patent application of any Third Party in the Licensee Territory.

8.3          Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS Article 8, SPECTRUM AND LICENSEE EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE LICENSED TECHNOLOGY), INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

8.4          Spectrum’s Representations, Warranties, and Covenants. Spectrum represents, warrants and covenants to Licensee and agrees that:

8.4.1          it and its Affiliates are in compliance, and it shall comply, and shall cause its Affiliates to comply, in all material respects, with all Upstream Licenses;

8.4.2          it shall not, during the Term, amend any Upstream License in any manner that adversely affects the rights granted to Licensee hereunder or Spectrum’s ability to materially perform its obligations hereunder; and

8.4.3          it and its Affiliates shall not, during the Term, do or fail to do any acts, which cause to be terminated or result in the termination of any Upstream Licenses or result in the loss of any rights under any Upstream Licenses, which would adversely affect the rights granted to Licensee hereunder or Spectrum’s ability to materially perform its obligations hereunder.

8.5          Indemnification.

8.5.1          Indemnification by Spectrum. Spectrum hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Licensee and its Affiliates, and its and their agents, directors, officers and employees (the “Licensee Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) against any Licensee Indemnitee arising out of: (i) a breach of any of Spectrum’s representations and warranties under Section 8.2 or representations, warranties and covenants under Section 8.4; (ii) the Development, Commercialization or other exploitation of the Product by Spectrum, its Affiliates, or sub-licensees in the Spectrum Territory; or (iii) the gross negligence or intentional misconduct of any Spectrum Indemnities. Spectrum’s obligation to Indemnify the Licensee Indemnitees pursuant to this Section 8.5.1 shall not apply to the extent that any such Losses (A) arise from the gross negligence or intentional misconduct of any Licensee Indemnitee; (B) arise from any breach by Licensee of this Agreement; or (C) are Losses for which Licensee is obligated to Indemnify the Spectrum Indemnitees pursuant to Section 8.5.2.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -30-

8.5.2          Indemnification by Licensee. Licensee hereby agrees to Indemnify Spectrum and its Affiliates, and its and their agents, directors, officers and employees (the “Spectrum Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of: (i) a breach of any of Licensee’s representations and warranties under Section 8.1; (ii) the Development, Commercialization or other exploitation of the Product by the Licensee, its Affiliates, or sub-licensees in the Licensee Territories; or (iii) the gross negligence or intentional misconduct of any Licensee Indemnities. Licensee’s obligation to Indemnify the Spectrum Indemnitees pursuant to this Section 8.5.1 shall not apply to the extent that any such Losses (A) arise from the gross negligence or intentional misconduct of any Spectrum Indemnitee; (B) arise from any breach by Spectrum of this Agreement; or (C) are Losses for which Spectrum is obligated to Indemnify the Licensee Indemnitees pursuant to Section 8.5.1.

8.5.3          Additional Indemnities.

   (a)          In addition to the indemnities set forth in Section 8.5.1, Spectrum hereby agrees to Indemnify the Licensee Indemnitees from and against any and all Losses resulting from any breach by Spectrum of Section 3.1 (Grant to Licensee), Section 4.1.4 (Rights of Reference), Section 4.2.3 (Development Assistance), or Section 8.4.3 (Spectrum’s Representations, Warranties, and Covenants), as single event or in combination with one or more breaches, that: (i) has a material adverse effect on Licensee’s Development or Commercialization of the Product in the Licensee Territory, and (ii) if curable, shall have continued uncured for ninety (90) days after written notice thereof was provided to Spectrum by Licensee.

   (b)          In addition to the indemnities set forth in Section 8.5.2, Licensee hereby agrees to Indemnify the Spectrum Indemnitees from and against any and all Losses resulting from any breach by Licensee of Section 3.1 (Grant to Licensee), Section 3.2.1 (Licensee Rights Limited to the Field and the Licensee Territory), Section 3.3 (Upstream Licenses), or Sections 4.2.4 and 4.3.2 (Diligence), as single event or in combination with one or more breaches, that: (i) has a material adverse effect on Spectrum’s rights under the Upstream Licenses, and (ii) if curable, shall have continued uncured for ninety (90) days after written notice thereof was provided to Licensee by Spectrum.

8.5.4          Procedure. To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 8.5 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim, provided, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party, provided, that the indemnifying Party shall have no obligations with respect to any Losses resulting from the indemnified Party’s admission, settlement or other communication without the prior written consent of the indemnifying Party.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -31-

8.6          NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR ARISE FROM EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS Article 8 OR EITHER PARTY’S MATERIAL BREACH UNDER SECTION 9.10.

8.7          MAXIMUM LIABILITY. EXCEPT FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY IN RESPECT OF ALL CLAIMS UNDER THIS AGREEMENT EXCEED THE ***.

Article 9
TERM AND TERMINATION AND MATERIAL BREACH

9.1          Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 9, shall be perpetual (the “Term”).

9.2          Termination for Breach. Each Party may terminate this Agreement in the event the other Party materially breaches this Agreement, and such breach, if curable, shall have continued uncured for ninety (90) days after written notice thereof was provided to the breaching Party by the terminating Party. Any such termination shall become effective at the end of such ninety (90) day period unless, if applicable, the breaching Party has cured any such breach prior to the expiration of such ninety (90) day period.

9.3          Termination for Patent Challenge. If Licensee or any of its Affiliates challenges under any court action or proceeding, or before any patent office, the validity, patentability, enforceability, scope or non-infringement of any Spectrum Patent, or initiates a reexamination of any Spectrum Patent, or assists any Third Party to conduct any of the foregoing activities (each, a “Challenge”), Spectrum will have the right to immediately terminate this Agreement. In any event, Licensee shall notify Spectrum at least thirty (30) days prior to initiating any such Challenge.

9.4          Termination of Upstream Licenses. To the extent any Upstream License is terminated, the rights granted hereunder with respect to such Upstream License shall also hereby terminate.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -32-

9.5          Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within ninety (90) days of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

9.6          Provision for Insolvency. All rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of Bankruptcy Code). Each Party hereby acknowledges that (i) copies of research data, (ii) laboratory samples, (iii) product samples, (iv) formulas, (v) laboratory notes and notebooks, (vi) data and results related to clinical trials, (vii) Regulatory Filings and Regulatory Approvals, (viii) rights of reference in respect of Regulatory Filings and Regulatory Approvals, (ix) pre-clinical research data and results, and (x) marketing, advertising and promotional materials, in each case, that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each Party agrees not to interfere with the other Party’s exercise, pursuant to Section 365(n) of the Bankruptcy Code, of rights and licenses to intellectual property licensed hereunder and embodiments thereof and agrees to use Commercially Reasonable Efforts to assist such other Party to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary for such other Party to exercise, pursuant to Section 365(n) of the Bankruptcy Code, such rights and licenses. Each Party shall take any and all action requested by the other Party to ensure that the foregoing provisions of this Section 9.6 may be fully effectuated under Applicable Laws, and, if requested by the other Party, each Party shall procure that any past, existing or future creditor of the other Party irrevocably waives in writing any and all rights that such creditor may have to the intellectual property licensed hereunder and embodiments thereof.

9.7          General Effects of Termination.

9.7.1          Termination of Rights. In the event of termination of this Agreement for any reason, all rights and licenses granted to Licensee herein shall immediately terminate.

9.7.2          Accrued Obligations. Termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.

9.7.3          Non-Exclusive Remedy. Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

9.7.4          General Survival. Article 1 (Definitions), Article 6 (Intellectual Property), Article 7 (Confidentiality), Article 10 (Dispute Resolution), Article 11 (Miscellaneous) and Sections 5.5 (Records; Audit)(for a period of three (3) years after the effectiveness of the termination of this Agreement), 8.5 (Indemnification), 8.6 (No Consequential Damages), 8.7 (Maximum Liability), 9.7 (General Effects of Termination), 9.8 (Additional Effects of Termination), 9.9 (Termination Press Releases), and 9.10 (Material Breach) shall survive termination of this Agreement for any reason. Except as otherwise provided in this Article 9, all rights and obligations of the Parties under this Agreement shall terminate upon termination of this Agreement for any reason.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -33-

9.8          Additional Effects of Certain Terminations. If this Agreement is terminated by Spectrum, then:

9.8.1          Ongoing Trials. If there are any ongoing clinical trials with respect to the Product being conducted by or on behalf of Licensee (or its Affiliate) at the time of notice of termination, Licensee agrees to (i) promptly transition to Spectrum or its designee some or all of such clinical trials and the activities related to or supporting such trials, or (ii) terminate such clinical trials in each case, as requested by Spectrum. The Parties recognize that early termination of this Agreement requires both discussion and coordination between the Parties to ensure patient safety, continuity of treatment, if appropriate, and compliance with Applicable Laws. Upon early termination of this Agreement, the Parties shall cooperate to provide for an orderly transition or cessation of any clinical trials, as requested by Spectrum. Each Party further agrees to take no action or forego taking action if such action or forbearance would in any manner jeopardize patient safety or cause the other Party to violate any Applicable Laws.

9.8.2          Commercialization. To avoid a disruption in the supply of the Product, if this Agreement is terminated after the First Commercial Launch of the Product for use in the Field in the Licensee Territory, Licensee and its Affiliates shall continue to distribute and sell such Product for use in the Field in the Licensee Territory, in accordance with the terms and conditions of this Agreement, for a period reasonably sufficient for them to sell off all amounts of Product in Licensee’s inventory not to exceed *** (***) months from the effective date of such termination (the “Wind-Down Period”). Notwithstanding any other provision of this Agreement, during this Wind-Down Period, Licensee’s and its Affiliates’ rights with respect to the Product (including the licenses granted under Section 3.1) shall be non-exclusive and Spectrum shall have the right to engage one or more partners(s) or distributor(s) of the Product in all or part of the Licensee Territory. During the Wind-Down Period, Licensee shall continue to make any and all Upstream Payments to Spectrum for the Product sold or disposed by Licensee, its Affiliates, or its sublicensees. After the Wind-Down Period, Licensee and its Affiliates shall not sell the Product or make any representation regarding their status as a licensee of or distributor for Spectrum for the Product. Within thirty (30) days of expiration of the Wind-Down Period, Licensee shall notify Spectrum of any quantity of the Product remaining in Licensee’s inventory and Spectrum shall have the option, upon notice to Licensee, to purchase any such quantities of the Product, as applicable, from Licensee at a price equal to the amounts paid by Licensee for such Product.

9.8.3          Regulatory Filings. Licensee shall promptly assign and transfer to Spectrum all Regulatory Filings for the Product that are held or controlled by or under authority of Licensee, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under the Regulatory Filings to Spectrum. Licensee shall cause each of its Affiliates or sublicensees to transfer any such Regulatory Filings to Spectrum if this Agreement terminates. If Applicable Laws prevents or delays the transfer of ownership of a Regulatory Filing to Spectrum, Licensee shall grant, and does hereby grant, to Spectrum an exclusive and irrevocable right of access and reference to such Regulatory Filing for the Product, and shall cooperate fully to make the benefits of such Regulatory Filings available to Spectrum and/or its designee(s). Within sixty (60) days after notice of such termination, Licensee shall provide to Spectrum copies of all such Regulatory Filings, and of all preclinical and clinical data (including raw data, original records, investigator reports, both preliminary and final, statistical analyses, expert opinions and reports, safety and other electronic databases) and other Know-How pertaining to the Product, or the manufacture thereof. Spectrum shall be free to use and disclose such Regulatory Filings and other items in connection with the exercise of its rights and licenses under this Section 9.8.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -34-

9.8.4          License to Spectrum. Licensee hereby grants Spectrum, effective upon the effective date of termination of this Agreement, a perpetual, irrevocable, fully paid-up, royalty free, non-exclusive license, with the right to grant sublicenses at any tier, under Licensee Know-How (including, without limitation, Licensee Inventions) and Licensee’s rights in the Joint Inventions, to research, Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Product in the Licensee Territory.

9.8.5          Transition Assistance. Licensee agrees to fully cooperate with Spectrum and its designee(s) to facilitate a smooth, orderly and prompt transition of the Development and Commercialization of the Product to Spectrum and/or its designee(s) during this Wind-Down Period. Without limiting the foregoing, Licensee shall promptly provide Spectrum (i) all commercial data generated by Licensee under this Agreement including copies of customer lists, customer data and other customer information relating to the Product, and (ii) manufacturing information (including protocols for the production, packaging, testing and other manufacturing activities) relating to the Product in Licensee’s Control, which in each case Spectrum shall have the right to use and disclose for any purpose during this Wind-Down Period and thereafter. Upon request by Spectrum, Licensee shall transfer to Spectrum some or all quantities of the Product in its or its Affiliates’ Control (as requested by Spectrum), within thirty (30) days after the end of this Wind-Down Period, provided, that Spectrum shall reimburse Licensee for the out-of-pocket costs that Licensee actually incurred to manufacture or otherwise acquire the quantities so provided to Spectrum. If any Product was manufactured by any Third Party for Licensee, or Licensee had contracts with vendors which contracts are necessary or useful for Spectrum to take over responsibility for the Product in the Licensee Territory, then Licensee shall to the extent possible and requested in writing by Spectrum, assign all of the relevant Third-Party contracts to Spectrum, and in any case, Licensee agrees to cooperate with Spectrum to ensure uninterrupted supply of the Product. If Licensee or its Affiliate manufactured any Product at the time of termination, then Licensee (or its Affiliate) shall continue to provide for manufacturing of such Product for Spectrum, at its fully-burdened manufacturing cost therefor, from the date of notice of such termination until such time as Spectrum is able, using Commercially Reasonable Efforts to do so but no longer than the expiration of the Wind-Down Period, to secure an acceptable alternative commercial manufacturing source from which sufficient quantities of the Product may be procured and legally sold in the Licensee Territory.

9.8.6          Costs and Expenses. Except as expressly provided herein, Licensee shall perform its obligations under this Section 9.8 at its own costs without consideration from Spectrum. Spectrum shall be responsible for its own costs of performing its activities under this Section 9.8.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -35-

9.9          Termination Press Releases. In the event of termination of this Agreement for any reason, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by Applicable Laws or the rules of a recognized stock exchange, disclose such information without the prior approval of the other Party, such approval not to be unreasonably withheld, conditioned or delayed. When Spectrum elects to make a public disclosure under this Section 9.9, Spectrum shall provide Licensee with a draft of any such public disclosure it intends to issue three (3) Business Days in advance and with the opportunity to review and comment on such statement, it being understood that if Licensee does not notify Spectrum in writing within such three (3) Business Day period (or such shorter period if required by Applicable Laws or the rules of a recognized stock exchange) of any reasonable objections, such disclosure shall be deemed approved, and in any event the Parties shall work diligently and reasonably to agree on the text of any such proposed disclosure in an expeditious manner. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, reasonable sensitivity to potential negative reactions to such news and the need to keep investors and others informed regarding the Parties’ business and other activities.

9.10          Material Breach.

9.10.1          Spectrum agrees that any breach by Spectrum of Section 3.1 (Grant to Licensee), Section 4.1.4 (Rights of Reference), Section 4.2.3 (Development Assistance), or Section 8.4.3 (Spectrum’s Representations, Warranties, and Covenants) as single event or in combination with one or more breaches, that has a material adverse effect on Licensee’s Development or Commercialization of the Product in the Licensee Territory shall be deemed a material breach by Spectrum of this Agreement, and, if such breach, if curable, shall have continued uncured for ninety (90) days after written notice thereof was provided to Spectrum by Licensee, then: (a) subject to Section 8.7, Licensee shall be entitled to recovery of damages for such material breach without any limitation on the amount or type of damages (including special, consequential (including loss of profits and loss of revenue), incidental, punitive or indirect damages); and (b) Licensee, in addition to being entitled to exercise all rights provided herein (unless Licensee has also terminated this Agreement under Section 9.2) or granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights and Spectrum’s obligations under the above Sections 3.1 (Grant to Licensee), Section 4.1.4 (Rights of Reference), Section 4.2.3 (Development Assistance), or Section 8.4.3 (Spectrum’s Representations, Warranties, and Covenants) of the Agreement, without the necessity of posting any bond and without the necessity of establishing that monetary relief would not provide an adequate remedy. Spectrum agrees that Licensee may seek, and AAA (or any court having competent jurisdiction in relation to any injunctive or provisional relief necessary) may grant, specific performance in the event of such Spectrum’s material breach, and that monetary damages would not be adequate compensation for any loss incurred by reason of a material breach by Spectrum as recited in this Section of this Agreement, and hereby agrees to waive any defense in any action for specific performance, including that a remedy at law would be adequate.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -36-

9.10.2          Licensee agrees that any breach by Licensee of Section 3.1 (Grant to Licensee), Section 3.2.1 (Licensee Rights Limited to the Field and the Licensee Territory), Section 3.3 (Upstream Licenses), or Sections 4.2.4 and 4.3.2 (Diligence) as single event or in combination with one or more breaches, that has a material adverse effect on Spectrum’s rights under the Upstream Licenses shall be deemed a material breach by Licensee of this Agreement, and, if such breach, if curable, shall have continued uncured for ninety (90) days after written notice thereof was provided by Spectrum to Licensee, then: (a) subject to Section 8.7, Spectrum shall be entitled to recovery of damages for such material breach without any limitation on the amount or type of damages (including special, consequential (including loss of profits and loss of revenue), incidental, punitive or indirect damages); and (b) Spectrum, in addition to being entitled to exercise all rights provided herein or granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights and Licensee’s obligations under the above Sections 3.1 (Grant to Licensee), Section 3.2.1 (Licensee Rights Limited to the Field and the Licensee Territory), Section 3.3 (Upstream Licenses), or Sections 4.2.4 and 4.3.2 (Diligence) of the Agreement, without the necessity of posting any bond and without the necessity of establishing that monetary relief would not provide an adequate remedy. Licensee agrees that Spectrum may seek, and AAA (or any court having competent jurisdiction in relation to any injunctive or provisional relief necessary) may grant, specific performance in the event of such Licensee’s material breach, and that monetary damages would not be adequate compensation for any loss incurred by reason of a material breach by Licensee as recited in this Section of this Agreement, and hereby agrees to waive any defense in any action for specific performance, including that a remedy at law would be adequate.

Article 10
DISPUTE RESOLUTION

10.1          Disputes. If the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement (“Dispute”), either Party may, by written notice to the other, have such Dispute referred to the respective business heads of the Parties for attempted resolution by good faith negotiations within fifteen (15) Business Days after such notice is received. In such event, each Party shall cause its respective business head to meet (face-to-face or by teleconference) and be available to attempt to resolve such Dispute. If the Parties should resolve such Dispute under this Section 10.1, a memorandum setting forth their agreement will be prepared and signed by both Parties if requested by either Party. The Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the Dispute. If the Parties are unable to resolve such Dispute under this Section 10.1, then either Party may submit such Dispute to arbitration pursuant to Section 10.2 below or initiate proceedings pursuant to Section 10.3 below, as applicable. No Dispute shall be submitted to arbitration under Section 10.2 below and no proceedings shall be initiated pursuant to Section 10.3 below, as applicable, until the following procedures in this Section 10.1 have been satisfied, unless the Senior Executives have already attempted to resolve such Dispute pursuant to Section 2.3, in which case, either Party may refer such Dispute to arbitration pursuant to Section 10.2 below or initiate proceedings pursuant to Section 10.3 below, as applicable, provided, that any applicable statute of limitations with respect to such Dispute shall be tolled while the Parties attempt to resolve such Dispute in accordance with Section 2.3 or this Section 10.1.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -37-

10.2          Arbitration. Except with respect to Disputes related to Intellectual Property rights as provided under Section 10.3 below, if the Parties are unable to resolve a Dispute under Section 10.1 above, either Party may, upon written notice to the other Party, submit such Dispute for resolution by final, binding arbitration in the manner described in this Section 10.2 below, as applicable. Any arbitration under this Section 10.2 below, as applicable, shall be conducted by the American Arbitration Association (“AAA”) in New York, New York in accordance with the then-current Commercial Rules of Arbitration of AAA (“AAA Rules”), except as modified by this Section 10.2 below, as applicable. The arbitration shall be conducted by a single arbitrator. The costs of such arbitration shall be shared equally by the Parties, and each Party shall bear its own expenses in connection with the arbitration. The Parties shall use good faith efforts to complete arbitration under this Section 10.2 within ninety (90) days following the initiation of such arbitration. The arbitrator shall establish reasonable additional procedures to facilitate and complete such arbitration within such ninety (90) day period. Nothing in this Agreement shall limit the right of either Party to seek to obtain in any court of competent jurisdiction any equitable or interim relief or provisional remedy, including injunctive relief.

10.3          Other Disputes. If the Parties are unable to resolve a Dispute related to Intellectual Property rights under Section 10.1 above, either Party may initiate legal proceedings with respect thereto. Each of the Parties irrevocably agrees that the federal or state courts in New York, New York shall have the exclusive jurisdiction to hear and decide any suit, action, proceedings, and/or settle any such Disputes, and for these purposes, each Party irrevocably submits to the jurisdiction of the courts of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Article 11
MISCELLANEOUS

11.1          Affiliates; Licensees. For clarity and without limitation, each Party shall have the right to exercise any of its rights and licenses or perform or delegate all or any portion of any of its obligations under this Agreement through any of its Affiliates, provided, that each Party shall remain responsible to the other Party under this Agreement for all activities of its Affiliates to the same extent as if such activities had been undertaken by such Party itself. In addition, Spectrum shall have the right to exercise any of its rights and licenses or perform or delegate all or any portion of any of its obligations under this Agreement through any of its Third Party licensees, provided, that Spectrum shall require each such licensee to be bound by a written agreement containing terms and conditions consistent with the terms and conditions of this Agreement.

11.2          Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -38-

11.3          Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party and any such attempted assignment shall be void. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate of such Party or an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale, operation of law or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement. No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Except as expressly provided in this Section 11.3, any attempted assignment or transfer of this Agreement shall be null and void.

11.4          Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided, that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to Spectrum, addressed to:

Spectrum Cayman, L.P.
c/o Spectrum Pharmaceuticals, Inc.
11500 South Eastern Ave. Suite 240
Henderson, NV 89052
Attn: Legal Department
Telephone number:	(702) 835-6300
Facsimile number:	(702) 260-7405

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -39-

With a copy to:

Stradling Yocca Carlson & Rauth
660, Newport Center Dr, Suite 1600
Newport Beach, CA 92660
Attn: Shivbir S. Grewal, Esq.
Telephone number:	(949) 725-4000
Facsimile number:	(949) 725-4100

If to Licensee, addressed to:

CASI Pharmaceuticals, Inc.
9620 Medical Center Drive, Suite 300
Rockville, MD 20850
Attn: General Counsel
Telephone number:	(240) 864-2781
Facsimile number:	(240) 864-2782

With a copy to:

Ropes & Gray LLP
36F, Park Place 1601 Nanjing Road West
Shanghai 200040, China
Attention: Geoffrey Lin and Arthur Mok
Telephone: +86 21 6157 5200
Facsimile: + 86 21 6157 5299

11.5          Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

11.6          Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement pursuant to Section 9.2 upon sixty (60) days prior written notice to the asserting Party, unless such assertion is eliminated and cured within such sixty (60) day period.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -40-

11.7          Entire Agreement/Modification. This Agreement, including its Exhibits, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties including the Prior CDA. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

11.8          Relationship of the Parties. The Parties agree that the relationship of Spectrum and Licensee established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

11.9          Force Majeure. Except with respect to payment of money, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, change of law, political unrest, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party. The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than one hundred eighty (180) days, the Parties will consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

11.10          Compliance with Applicable Laws/Other.  Notwithstanding anything to the contrary contained herein, all rights and obligations of Spectrum and Licensee are subject to prior compliance with, and each Party shall comply with, all Applicable Laws, including obtaining all necessary approvals required by the applicable agencies of the governments of the relevant jurisdictions. In addition, each Party shall conduct its activities under this Agreement in accordance with good scientific and business practices.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -41-

11.11          Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or year unless otherwise specified; (iii) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;”(vi) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (vii) words of any gender include the other gender; (viii) words using the singular or plural number also include the plural or singular number, respectively; (ix) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (x) neither Party or its Affiliates shall be deemed to be acting “on behalf of” the other Party hereunder.

11.12          Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows.]

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission. -42-

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

SPECTRUM PHARMACEUTICALS CAYMAN, L.P.	CASI PHARMACEUTICALS, INC.

By: Spectrum Pharmaceuticals International	By:	/s/ Ken K. Ren
Holdings, LLC	Name:	Ken K. Ren
Its: General Partner	Title:	Chief Executive Officer

By: Spectrum Pharmaceuticals, Inc.
Its: Managing Member

By:	/s/ Rajesh C. Shrotriya
Name:	Rajesh C. Shrotriya, MD
Title:	Chairman and CEO

List of Exhibits:

Exhibit 1.36:  Kits

Exhibit 1.68:  Spectrum Patents

Exhibit 1.71:  Spectrum Trademarks

Exhibit 7.5.1:  Press Release(s)

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 1.36

Kits

1.	One (1) Zevalin vial containing 3.2 mg ibritumomab tiuxetan in 2 mL 0.9% Sodium Chloride as a clear, colorless solution.

2.	One (1) 50 mM Sodium Acetate Vial containing 13.6 mg Sodium Acetate trihydrate in 2 mL Water for Injection, USP as a clear, colorless solution

3.	One (1) Formulation Buffer Vial containing 750 mg Albumin (Human), 76 mg Sodium Chloride, 28 mg Sodium Phosphate Dibasic Dodecahydrate, 4 mg Pentetic Acid, 2 mg Potassium Phosphate Monobasic and 2 mg Potassium Chloride in 10 mL Water for Injection, pH 7.1 as a clear yellow to amber colored solution

4.	One (1) empty Reaction Vial.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 1.68

Spectrum Patents

Title	Country	Application No.	Effective filing date	Patent No.	Grant Date
***	***	***	***	***	***
	***	***	***	***	***
***	***	***	***	***	***
	***	***	***	***	***
***	***	***	***	***	***
	***	***	***	***	***

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 1.71

Spectrum Trademarks

Country	Trademark	Class	Goods	Appl. Date	Appl. Number	Reg. Date	Reg. Number
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***		***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 7.5.1

Press Release(s)

See attached.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Spectrum Pharmaceuticals Out-Licenses

Rights for Greater China to CASI Pharmaceuticals for Three of Its Drugs

•	Spectrum receives a 19.99% stake (pre-transaction) in CASI, a NASDAQ-listed, oncology-focused Company with expertise and focus on markets in China and a $1.5 million promissory note

HENDERSON, Nev. and ROCKVILLE, Md. (September 18, 2014) – Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, and CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China, announce the signing of license agreements whereby CASI has been granted exclusive rights to two of Spectrum Pharmaceuticals’ commercial oncology drugs, Zevalin® (ibritumomab tiuxetan) Injection for intravenous use and Marqibo® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion, and a Phase 3 drug candidate, Captisol-EnabledTM Melphalan (CE melphalan), for development and commercialization in China, including Taiwan, Hong Kong and Macau.

ZEVALIN is used in the treatment of non-Hodgkin’s lymphoma (NHL) and MARQIBO is used in the treatment of acute lymphoblastic leukemia (ALL). CE melphalan has met the endpoints in a pivotal trial for use as a conditioning treatment prior to autologous stem cell transplant for patients with multiple myeloma. Spectrum plans to file a New Drug Application with the U.S. Food and Drug Administration (FDA) for CE melphalan in the second half of 2014.

CASI will be responsible for the development and commercialization of the three drugs, including the submission of import drug registration applications to regulatory authorities and conducting any confirmatory clinical studies in greater China, if and as required.

“We are delighted to see our anticancer drugs to be developed and marketed in greater China through CASI, a NASDAQ-listed Company focused on China,” said Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals. “The management of CASI has a track record of successfully developing anticancer drugs in China. We are pleased to be a shareholder of CASI at this early stage of their development and look forward to CASI creating value for our shareholders as they grow. China’s pharmaceutical market is growing at a rapid pace and is already approaching second place to only the United States in the world. The greater China drug market for anticancer drugs is projected to become the world’s largest in the next decade and CASI has the opportunity to take a leading position to address these significant unmet medical needs. We are impressed with the management team at CASI and their expertise in China, and look forward to sharing in the success of our drugs in this important market.”

Spectrum Pharmaceuticals, Inc., 11500 S. Eastern Ave., Ste. 240  •  Henderson, Nevada 89052   •   Tel: 702-835-6300

•   Fax: 702-260-7405   •   www.sppirx.com   •   NASDAQ: SPPI

CASI Pharmaceuticals, Inc., 9620 Medical Center Drive, Ste. 300 • Rockville, Maryland 20852   •   Tel: 240-864-2643

•   Fax: 301-325-2437   •   www.casipharmaceuticals.com   •   NASDAQ: CASI

Commenting on the transaction, Ken K. Ren, Ph.D., CASI’s Chief Executive Officer, said, “We are very excited to have entered into this transaction with Spectrum, a Company with a successful track record of developing and commercializing drugs expeditiously in the U.S. The addition of these three drugs transforms our pipeline and significantly expands our market share potential in China. Our transaction is structured rather uniquely in that the shares and note represent the purchase price to Spectrum and is in lieu of royalties and milestones normally associated with traditional licenses, thereby aligning Spectrum’s interest with our shareholders. We look forward to a productive relationship with Spectrum.”

Dr. Ren added, “These drug products come with strong intellectual property protection and significant technology barriers. We are currently preparing the import drug registration applications in greater China, initially for ZEVALIN and MARQIBO, and since both drugs are approved for sale in the U.S., we anticipate that confirmatory clinical trials will be required for marketing approval in our territory. The submission of the import drug registration for CE melphalan will follow immediately after its approval by the U.S. FDA. The annual incidence in China for NHL, ALL and multiple myeloma is increasing each year with high mortality rates, it is our goal to have these innovative products available to patients in greater China as soon as possible to address these unmet medical needs, and as Spectrum expands these drugs into additional indications in the U.S., we too will apply for expanded labels in our territory.”

In addition to its initial stake in CASI, Spectrum Pharmaceuticals will have certain rights to maintain its post-transaction ownership position. Spectrum Pharmaceuticals also will have the opportunity to designate a member to CASI’s board of directors. Detailed information on the transaction can be found in CASI’s Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

H.C. Wainwright & Co., LLC acted as Spectrum's advisor.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market five oncology drugs: FUSILEV® (levoleucovorin) for Injection; FOLOTYN® (pralatrexate injection); ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use; MARQIBO® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion; and BELEODAQ™ (belinostat) for Injection. Spectrum's strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

About CASI Pharmaceuticals, Inc.

CASI is a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China.. CASI’s product pipeline includes exclusive regional rights to ZEVALIN (ibritumomab tiuxetan), MARQIBO (vinCRIStine sulfate LIPOSOME injection) and Captisol-Enabled (propylene glycol-free) melphalan (CE melphalan) in greater China (including Taiwan, Hong Kong and Macau). CASI’s development pipeline also includes its proprietary drug candidate ENMD-2076, a selective angiogenic kinase inhibitor currently in multiple Phase 2 oncology studies, and 2ME2 (2-methoxyestradial) currently under reformulation development. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.comand in the Company’s filings with the U.S. Securities and Exchange Commission.

About ZEVALIN and the ZEVALIN Therapeutic Regimen

ZEVALIN (ibritumomab tiuxetan) injection for intravenous use, is indicated for the treatment of patients with relapsed or refractory, low-grade or follicular B-cell non-Hodgkin's lymphoma (NHL). ZEVALIN is also indicated for the treatment of patients with previously untreated follicular non-Hodgkin's Lymphoma who achieve a partial or complete response to first-line chemotherapy.

ZEVALIN is a CD20-directed radiotherapeutic antibody. The ZEVALIN therapeutic regimen consists of two components: rituximab, and Yttrium-90 (Y-90) radiolabeled ZEVALIN for therapy. ZEVALIN builds on the combined effect of a targeted biologic monoclonal antibody augmented with the therapeutic effects of a beta-emitting radioisotope.

Important ZEVALIN Safety Information

Deaths have occurred within 24 hours of rituximab infusion, an essential component of the ZEVALIN therapeutic regimen. These fatalities were associated with hypoxia, pulmonary infiltrates, acute respiratory distress syndrome, myocardial infarction, ventricular fibrillation, or cardiogenic shock. Most (80%) fatalities occurred with the first rituximab infusion. ZEVALIN administration can result in severe and prolonged cytopenias in most patients. Severe cutaneous and mucocutaneous reactions, some fatal, can occur with the ZEVALIN therapeutic regimen.

Please see full Prescribing Information, including BOXED WARNINGS, for ZEVALIN and rituximab. Full prescribing information for ZEVALIN can be found at www.ZEVALIN.com.

About MARQIBO

MARQIBO is a novel, sphingomyelin/cholesterol liposome-encapsulated, formulation of vincristine sulfate. Vincristine, a microtubule inhibitor, is FDA-approved for the treatment of adult patients with Philadelphia chromosome-negative (Ph-) acute lymphoblastic leukemia (ALL) in second or greater relapse or whose disease has progressed following two or more anti-leukemia therapies. (The encapsulation technology, utilized in this formulation, has been shown to provide prolonged circulation of vincristine in the blood).

Please see important safety information below and the full prescribing information for MARQIBO at www.marqibo.com.

Indication and usage

MARQIBO is a liposomal vinca alkaloid indicated for the treatment of adult patients with Philadelphia chromosome-negative (Ph-) acute lymphoblastic leukemia (ALL) in second or greater relapse or whose disease has progressed following two or more anti-leukemia therapies. This indication is based on overall response rate. Clinical benefit such as improvement in overall survival has not been verified.

Important safety information

CONTRAINDICATIONS

•	MARQIBO is contraindicated in patients with demyelinating conditions including Charcot-Marie-Tooth syndrome

•	MARQIBO is contraindicated in patients with hypersensitivity to vincristine sulfate or any of the other components of MARQIBO (vinCRIStine sulfate LIPOSOME injection

•	MARQIBO is contraindicated for intrathecal administration

About Captisol-Enabled Melphalan

Captisol-enabled, PG-free melphalan is a novel intravenous formulation of melphalan being investigated for the multiple myeloma transplant setting, for which it has been granted an Orphan Drug Designation by the FDA. This formulation eliminates the use of propylene glycol, which has been reported to cause renal and cardiac side effects that limit the ability to deliver higher doses of therapeutic compounds. The use of the Captisol technology to reformulate melphalan also improves its stability and is anticipated to allow for slower infusion rates and longer administration durations, potentially enabling clinicians to safely achieve a higher dose intensity for pre-transplant chemotherapy.

About Captisol

Captisol is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Captisol was invented and initially developed by scientists in the laboratories of Dr. Valentino Stella at the University of Kansas’ Higuchi Biosciences Center for specific use in drug development and formulation. This unique technology has enabled seven FDA-approved products, including Onyx Pharmaceuticals’ Kyprolis®, Baxter International’s Nexterone® and Merck’s NOXAFIL IV. There are also more than 30 Captisol-enabled products currently in clinical development.

Forward-Looking Statements – Spectrum Pharmaceuticals, Inc.

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations. These statements include, but are not limited to, statements that relate to our business and its future, including sales of Spectrum’s drug products, certain company milestones, Spectrum's ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our customer concentration, the possibility for fluctuations in customer orders, evolving market dynamics, our dependence on third parties for clinical trials, manufacturing, distribution, information and quality control and other risks that are described in further detail in the Company's reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. BELEODAQ™, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2014 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

Forward-Looking Statements – CASI Pharmaceuticals, Inc.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

SPECTRUM INVESTOR CONTACT: Spectrum Pharmaceuticals, Inc. Shiv Kapoor Vice President, Strategic Planning & Investor Relations 702-835-6300 InvestorRelations@sppirx.com	CASI INVESTOR CONTACTS: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com LHA Kim Sutton Golodetz 212.838.3777 kgolodetz@lhai.com

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